As filed with the Securities and Exchange Commission on February 24, 2000
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            CYBEROAD.COM CORPORATION
                 (Name of Small Business Issuer in Its Charter)

            FLORIDA                             7372                     65-0916440
  (State or Other Jurisdiction      (Primary Standard Industrial       (I.R.S. Employer
 of Incorporation or Organization)   Classification Code Number)     Identification No.)

                              OFICENTRO SABANA SUR
                               EDIFICIO 7, 5 PISO
                              SAN JOSE, COSTA RICA
                                  506-296-6335
          (Address and Telephone Number of Principal Executive Offices)
                              OFICENTRO SABANA SUR
                               EDIFICIO 7, 5 PISO
                              SAN JOSE, COSTA RICA
(Address of Principal Place of Business or Intended Principal Place of Business)
                           INTRASTATE REGISTERED AGENT
                         701 BRICKELL AVENUE, SUITE 3000
                              MIAMI, FLORIDA 33133
                                  305-789-7770
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:
                               Corporate Secretary
                 cyberoad.com Corporation, Oficentro Sabana Sur
                                Edificio 7,5 Piso
                              San Jose, Costa Rica
                                     and to
                               Julie Kaufer, Esq.
                    Troop Steuber Pasich Reddick & Tobey, LLP
                             2029 Century Park East
                          Los Angeles, California 90067
                                 (310) 728-3200

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                    [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                     [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                     [ ]

        If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 145 under the Securities Act of 1933, other than securities being offered only in connection with dividend or
interest reinvestment plans, check the following box.                      [X]

        If the delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.                                  [ ]

                               CALCULATION OF REGISTRATION FEE

=======================================================================================================
    TITLE OF EACH CLASS OF                        PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
          SECURITIES             AMOUNT TO BE      OFFERING PRICE         AGGREGATE        REGISTRATION
       TO BE REGISTERED          REGISTERED(1)      PER UNIT(2)         OFFERING PRICE         FEE
-------------------------------------------------------------------------------------------------------
Common Stock,
par value $.00001 per share       4,713,745            $3.25              $15,319,671         $4,044
=======================================================================================================

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                    SUBJECT TO COMPLETION - February 24, 2000

                                4,713,745 Shares                      PROSPECTUS

                            CYBEROAD.COM CORPORATION

                                  Common Stock

        This prospectus may be used only in connection with the resale by the parties listed below or their assigns of shares of the common stock of cyberoad.com Corporation as follows:

        - Up to 2,048,859 shares of common stock that were issued by us to certain selling stockholders under securities purchase agreements.

        - Up to 264,886 shares of common stock that underlie options that were issued by us to Thomson Kernaghan as a placement agent commission fee under the placement agency agreement.

        - Up to 50,000 shares of common stock that were issued by us to a selling stockholder as compensation for services rendered.

        - Up to 850,000 shares of common stock issued and held in escrow pursuant to the securities purchase agreements.

        - Up to 1,500,000 shares of common stock issued to selling stockholders in connection with the purchase by Cyberoad.com (Isle of Man) Limited, a corporation existing under the laws of Isle of Man, of the issued and outstanding shares of Ecomm Relationship Technologies (IOM) Limited.

        The selling security holders may offer their shares through public or private transactions, on or off the Over The Counter market, at prevailing market prices or at privately negotiated prices. cyberoad.com will not receive any proceeds from this offering.

        cyberoad.com's common stock is publicly traded on the Over The Counter market under the symbol "FUNN." Our common stock was trading on the Over The Counter Bulletin Board until January 19, 2000. At that date, the shares of cyberoad.com were removed from the Over The Counter market for failing to timely comply with the Eligibility Rule promulgated by the OTC Bulletin Board. Immediately following the effectiveness of this Registration Statement, we intend to apply for listing of our shares of common stock on the Over the Counter Bulletin Board. On January 19, 2000 the closing bid price for the common stock on the OTC:BB was $3.63.

        AN INVESTMENT IN THESE SECURITIES IS RISKY. YOU SHOULD ONLY PURCHASE THESE SHARES IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE COMMON STOCK BEING SOLD WITH THIS PROSPECTUS.

        The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------


                   This prospectus is dated February ___, 2000

                               PROSPECTUS SUMMARY

        You should read the following summary together with the more detailed information and financial statements and the notes to those statements appearing elsewhere in this prospectus.

                         ABOUT CYBEROAD.COM CORPORATION

GENERAL

        cyberoad.com is an Internet technology company that develops, markets and licenses online turnkey betting systems to operators of Internet sportsbook and casino websites. In November 1999, cyberoad.com released its Netbook Version 2 sports betting software system, which is a browser-based, no downloads system, and allows sports enthusiasts to bet on a wide variety of sports on most any computer system from around the world. cyberoad.com also provides numerous browser-based virtual casino games, such as blackjack, roulette and slots, as well as its own proprietary electronic transaction software that enables secure Internet commerce and information transmission. As part of cyberoad.com's turnkey system, clients receive network hosting, technical and customer support, and complete marketing and management services.

OUR BUSINESS STRATEGY

        Our objective is to secure a position as a leading provider of Internet gaming technologies. We intend to accomplish our goal by:

        - developing cyberoad.com into a global brand name through the marketing of its licensees' gaming systems, and the development and marketing of a sports and entertainment portal;

        - upgrading existing gaming systems by developing and implementing new technology, and adding new sports and bet types;

        - adding new licensees;

        - expanding into other Internet cultural markets by adding servers in attractive international locations, and establishing points-of-presence overseas;

        - developing new gaming systems in a cost-effective and timely manner;
          and

        - establishing key business alliances and strategic partnerships.

        A key component to achieve our objective is a strong Internet marketing program. We have leveraged off our existing gaming and technical expertise to develop proprietary marketing-based software products that help extend our market reach while helping to build our licensees' client base. Further, we have developed comprehensive web tracking systems for our licensees' various marketing programs through the use of data mining tools and our data warehousing system. These web tracking systems identify which marketing programs help us provide the highest return on investment.

CORPORATE INFORMATION

        cyberoad.com, a Florida corporation, was incorporated in June 1988. Its primary operating subsidiary is located in the Isle of Man. Our principal corporate office is located at Officentro Sabana Sur, Edificio 7, 5 Piso, San Jose, Costa Rica, and our telephone number is 506-296-6335. Information on our website at www.cyberoad.com does not constitute part of this prospectus.

                                      ABOUT THE OFFERING

Shares offered by the Selling Stockholders ........   Up to 4,713,745 shares.
Offering Price.....................................   Determined  at the time of sale by the  selling
                                                      stockholder.
Total Shares outstanding as of December 31, 1999...   14,159,009 shares.
Use of proceeds by cyberoad.com ...................   cyberoad.com will not receive any proceeds from
                                                      the sale of shares by the selling stockholders
                                                      in this offering. The proceeds we received from
                                                      the sale of common stock under the securities
                                                      purchase agreements will be used for working
                                                      capital and general corporate purposes.
Dividend Policy....................................   cyberoad.com currently intends to retain any
                                                      future earnings to fund the development and
                                                      growth of our business. Therefore, cyberoad.com
                                                      currently does not anticipate paying dividends.
                                                      See "Dividend Policy."
Over The Counter Symbol............................   FUNN

        The total shares outstanding as of December 31, 1999 identified above do not include the following shares that will dilute your investment if and when they are issued:

        - 264,886 shares of common stock issuable upon exercise of the options issued to Thomson Kernaghan & Co. Ltd.; and

        - 2,199,500 shares of common stock issuable upon exercise of options granted or available for future grant under our 1999 Stock Option Plan.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION


        The following summary financial data is derived from our financial statements and related notes appearing elsewhere in this prospectus. You should read the following summary financial data in conjunction with those financial statements and notes. cyberoad.com was incorporated in June 1988 and conducted no material operations prior to May 1, 1999. On May 1, 1999, cyberoad.com Corporation purchased all of the stock of Cyberoad.com (Isle of Man) Ltd., a corporation existing under the laws of the Isle of Man. Immediately thereafter, Cyberoad.com (Isle of Man) Ltd. purchased all of the assets of Cyberoad Gaming Corporation which relate to the online turnkey betting technology. Prior thereto, Cyberoad.com (Isle of Man) Ltd. had no material operations. On May 1, 1999, Ecomm Relationship Technologies (IOM) Limited, a corporation existing under the laws of the Isle of Man, purchased all of the assets of Cyberoad Gaming Corporation which relate to financial transaction processing technology. On November 11, 1999, Cyberoad.com (Isle of
Man) Ltd. purchased all of the outstanding shares of Ecomm Relationship Technologies (IOM) Limited. The following summary financial data for the year ended July 31, 1998 and the nine months ended April 30, 1999 reflects financial data for Cyberoad Gaming Corporation. The following summary financial data for the nine months ended September 30, 1999 reflects financial data for cyberoad.com.

                                                               NINE MONTHS
                                             YEAR ENDED           ENDED        NINE MONTHS ENDED
                                              JULY 31,           APRIL 30,       SEPTEMBER 30,
                                                1998               1999              1999
                                             ----------        -----------     -----------------
                                                 (in thousands, except per share data)
STATEMENT OF OPERATIONS DATA:
Total revenues                                $    801           $  1,223           $    803
Gross profit (loss)                                801              1,223                174

Loss from operations                            (1,846)            (1,585)              (832)
Net loss                                        (1,045)              (362)              (832)
Basic and diluted net loss per share          $  (0.19)          $  (0.05)          $  (0.10)
Weighted average number of shares
   Used in computing basic and
   Diluted net loss per share                    5,480              6,763              8,438


                                               AT SEPTEMBER 30, 1999
                                               ---------------------
BALANCE SHEET DATA:                               (in thousands)
Cash and cash equivalents                              $2,534
Total current assets                                    3,107
Total assets                                            4,759
Total current liabilities                                 976
Total stockholders' equity                              3,246

                                  RISK FACTORS

        You should carefully consider the following risks before you decide to buy our common stock. The risks and uncertainties described below are the material ones facing our company. If any of the following risks actually occur, our business, revenues, financial condition or results of operations would likely suffer. If this occurs, the trading price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

WE HAVE AN IMMEDIATE NEED FOR ADDITIONAL CAPITAL

        Our capital requirements are and will continue to be significant. We cannot assure you that we will be able to operate on a profitable basis or that cash flow from operations will be sufficient to pay our operating cost. We anticipate that our current cash resources will be sufficient to fund operations through the end of March 2000. We will need to raise additional capital to finance our operations. We anticipate seeking additional financing through debt or equity financings. We cannot assure you that additional financing will be available to us, or that, if available, the financing will be on terms acceptable or favorable to us. We cannot assure you that our estimate of our anticipated capital needs is accurate or that new business developments or other unforeseen events will not occur that will result in the need to raise additional funds. If we cannot immediately raise additional funds, further development of our technology and upgrades to our existing products may be delayed and we otherwise may not be able to execute our business plan, all of which may have a material adverse effect on our operations and financial condition.

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU MAY EVALUATE US

        We had no material operations prior to May 1, 1999. In November 1999 we executed our first license agreement. Accordingly, we have a very limited operating history upon which you may evaluate us. To date we have generated limited revenue. In addition, our revenue model is evolving. Under our model, we expect to generate a substantial portion of our revenues from our licensing agreements with our licensees. We provide that we receive a percentage of the net gaming revenue on a licensee's site. However, we may not be able to generate revenues through these agreements or other sources. We cannot guaranty or accurately predict our future results of operations. If we do not generate revenue, our business, financial condition and operating results will be materially adversely affected.

WE HAVE A HISTORY OF LOSSES

        We have not achieved profitability and expect to continue to incur significant operating losses and to generate negative cash flow from operating activities for the foreseeable future. We incurred net losses of $832,011 for the nine months ended September 30, 1999. As of September 30, 1999, our accumulated deficit was $838,845. Even if we achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. If revenues grow slower than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, our business, revenues, results of operations and financial condition will be adversely affected.

WE ANTICIPATE WE WILL CONTINUE TO INCUR LOSSES

        We commenced operations in May 1999 and to date, we have not been profitable. We may never be profitable, or, if we become profitable, we may be unable to sustain profitability. Our limited operating history makes predicting our future operating results difficult. An investor in our securities must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets, particularly those involved in the Internet and electronic commerce. These risks include:

        - the level of use of the Internet and online services and consumer acceptance of the Internet and other online services;

        - our inability to generate significant licensing revenue, as well as revenue from advertising and e-commerce;

        - the inability of our licensees to maintain and increase levels of traffic on their respective web sites;

        -  our failure to anticipate and adapt to a developing market;

        - our inability to upgrade and develop our systems and infrastructure and attract new personnel in a timely and effective manner;

        - the failure of our licensees' servers and networking systems to efficiently handle web traffic; and

        -  our inability to effectively manage rapidly expanding operations.

WE EXPECT OUR QUARTERLY RESULTS TO FLUCTUATE

        We expect that our quarterly operating results will fluctuate significantly due to many factors, including:

        -  our ability to attract and retain licensees;

        - pending or to be proposed government regulation of the gaming industry;

        - new Internet sites, services or products introduced by us or our competitors;

        -  uncertain acceptance of our Internet gaming software;

        -  management of our growth; and

        -  risks associated with potential acquisitions.

        Many of these factors are beyond our control. Due to the limited history of businesses relying on the Internet as a commercial medium, we believe that period-to-period comparisons of our operating results are not meaningful.

WE MUST ESTABLISH, MAINTAIN AND STRENGTHEN OUR BRAND NAME IN ORDER TO ATTRACT ADDITIONAL LICENSEES OF OUR PRODUCTS

        In order to expand our licensee base, solidify our business relationships and successfully implement our business strategy, we must establish, maintain and strengthen our brand name. For us to be successful in establishing our brand name, potential licensees must perceive us as a reliable source of sophisticated and scalable gaming software. We expect that we will need to increase substantially our marketing budget in our efforts to establish brand name recognition and brand loyalty. Our business could be materially adversely affected if our marketing efforts are not productive or if we cannot strengthen our brand name. If we have licensee and customer complaints, our reputation may be significantly damaged, which could have an adverse effect on our business, results of operations and financial condition. If our licensees do not perceive our existing technologies, products and services to be of high quality or if we alter or modify our brand image, introduce new services or enter into new business ventures that are not favorably received, the value of our brand could be diminished, which could decrease the attractiveness of our technologies, products and services to potential licensees.

INTERNET GAMING SOFTWARE MAY NOT BE COMMERCIALLY ACCEPTED

        Our success will depend in large part on widespread licensee and consumer acceptance of Internet gaming software. The development of an online market for Internet gaming software has only recently begun, is rapidly evolving and likely will be characterized by an increasing number of market entrants. Our future growth, if any, will depend on the following critical factors:

        - the growth of the Internet as a commerce medium generally, and as a market for Internet gaming software and services specifically;

        - our ability to successfully and cost-effectively market our services to a sufficiently large number of licensees and customers; and

        - our ability to overcome a perception among many potential licensees and consumers that using Internet gaming software is risky.

        We cannot assure you that the market for our technologies, products and services will develop, that our technologies, products and services will be adopted or that licensees and consumers will significantly increase their use of the Internet for gaming software. If the online market for Internet gaming software fails to develop, or develops more slowly than expected, or if our technologies, products and services do not achieve widespread market acceptance, our business, results of operations and financial condition would be adversely affected.

OUR PRODUCTS MAY NOT BE COMMERCIALLY ACCEPTED

        The first version of our gaming software was released in April 1998 by Cyberoad Gaming Corporation, a company from whom we indirectly purchased all of its assets. Since that time, we have entered into license agreements with three licensees. We cannot assure you that we will be able to attract additional licensees. In addition, substantial additional efforts and expenditures are required to enhance the capabilities of our technologies and products. If we are unable to enhance our initial products or develop new products, we may not be able to maintain or increase our licensee base, which will have a material adverse effect on our business, results of operations and financial condition.

WE DEPEND SUBSTANTIALLY UPON THIRD PARTIES

        We are in an early stage of development and have yet to establish substantial internal management, personnel and other resources. We depend substantially upon third parties for several critical elements of our business, including among others, promotion and marketing, technology and infrastructure development and distribution activities. The services of all of our senior management, except Mr. Coffey our President, and our expert consultants are provided through a Services Agreement with Kazootek.com Technologies Inc., a related party, which is terminable upon thirty days notice from either party. If we are unable to maintain our relationship with Kazootek or with these other third parties, our business, revenues, results of operations and financial condition will be materially and adversely affected.

THE REGULATORY ENVIRONMENT OF INTERNET GAMING IS UNCERTAIN

        We are subject to applicable laws in the jurisdictions in which we operate and our licensees are subject to applicable laws in the jurisdictions in which they operate. Many jurisdictions have attempted to restrict or prohibit Internet gaming. As companies and consumers involved in Internet gaming are located around the world, there is uncertainty regarding exactly which government has jurisdiction or authority to regulate or legislate with respect to various aspects of the industry. Furthermore, it may be difficult to identify or differentiate gaming-related transactions from other Internet activities and link these transmissions to specific users, in turn making enforcement of legislation aimed at restricting Internet gaming activities difficult. If existing regulations are interpreted to prohibit or restrict Internet gambling and are enforced, or if new regulations are enacted which are designed to prohibit Internet gambling, our licensees may be found to violate these regulations and may be required to cease operations of their sites. Moreover, if existing regulations are interpreted to apply to suppliers of gaming software, or if our operations are interpreted to extend beyond software development, we may be required to cease or restrict our development, marketing and licensing activities. The uncertainty surrounding the regulation of Internet gaming and any adverse interpretation and subsequent enforcement of existing or new laws relating to Internet gambling could have a material adverse effect on our business, revenues, operating results and financial condition.

PENDING UNITED STATES LEGISLATION AND OTHER EXISTING LAWS MAY RESTRICT INTERNET GAMING

        Governments in the United States and other jurisdictions may in the future adopt legislation that restricts or prohibits Internet gaming. After previous similar bills failed to pass in 1998, in 1999, Senator Jon Kyl of the United States Senate introduced a revised bill intended to prohibit and criminalize Internet gambling. On November 19, 1999, the Senate passed this bill. The companion bill in the House of Representatives was not brought to the floor for debate before the end of the legislative session. We cannot assure you whether the Kyl bill or any similar bill will become law.

        In addition, existing United States federal statutes and state laws could be construed to prohibit or restrict gaming through the use of the Internet. To date, we offer technologies, products and support services to non-U.S. based licensees. Governmental authorities may view us and/or our licensees as having violated these statutes or laws. Several state Attorney Generals and court decisions have upheld the application of state anti-gambling laws to Internet casino companies.

        United States or other jurisdictions may initiate criminal or civil proceedings against us and/or our licensees, and these proceedings could involve substantial litigation expense, penalties and fines. In addition, these proceedings may divert the attention of our key executives, and may result in injunctions or other prohibitions against us and/or our licensees. These proceedings could have a material adverse effect on our business, revenues, operating results and financial condition.

        In addition, as electronic commerce further develops, it may generally be the subject of government regulation. Current laws, which pre-date or are incompatible with Internet electronic commerce, may be enforced in a manner that restricts the electronic commerce market. These developments could have a material adverse effect on our business, revenues, operating results and financial condition.

COMPETITION IN THE INTERNET GAMING SOFTWARE INDUSTRY IS INTENSE

        Gaming services over the Internet is a relatively new industry, and licensees of our software will compete with existing and more established recreational services and products, in addition to certain other forms of entertainment. Our success will depend upon, among other things, our ability to enhance our products and to develop and introduce new products and services that keep pace with technological developments, respond to evolving licensee and customer requirements and achieve continued market acceptance. We compete with several public and private companies that provide electronic commerce and/or Internet gaming software. Any failure by us to anticipate or respond adequately to technological development and licensee and customer requirements or any significant delays in product development or introductions could result in a loss of market share or revenues.

        We cannot assure you that other companies with greater financial and technological resources will not develop electronic commerce software or gaming software for the Internet with better capabilities than our products, or that we will be able to compete successfully against existing competitors or future entrants into the market. In addition to our known competitors, it is likely that several new competitors may emerge in the near future, in particular in the electronic commerce software market as the market for electronic commerce develops.

INTERNET COMPETITION IS INTENSE

        The market for Internet products and services is highly competitive and there are no substantial barriers to entry. We expect that competition will continue to intensify. Many of our Internet competitors have more experience online and have greater brand recognition. We may not be able to successfully compete in the Internet services market, which would prevent us from effectively executing our business strategy. In addition, the market for Internet products and services is characterized by rapid technological developments, evolving industry standards, and frequent new products and enhancements. If faster Internet access becomes more widely available through cable modems or other technologies, we may be required to make significant changes to the design and content of our technologies and products to compete effectively. As the number of Web pages and users increase, we will need to modify our Internet infrastructure and technologies and products to accommodate increased traffic to our licensees' sites. If we cannot modify our technologies and products, users may experience:

        -  system disruptions;

        -  slower response times;

        -  impaired quality and speed of processing.

If we fail to effectively adapt to increased usage of the Internet or new technological developments, we will be unable to successfully compete online and our results of operations and financial condition will be materially adversely affected.

WE FACE TECHNOLOGICAL RISKS ASSOCIATED WITH OUR BUSINESS

        Our technology and products may become obsolete. Our competitors may develop related technologies and products, using similar processes and marketing strategies, prior to us, or they might develop technologies and products that are more effective than ours. Accordingly, our ability to compete will depend on the timely enhancement and development of our technologies and products, as well as the development and enhancement of future products. We cannot assure you that we will be able to keep pace with technological developments or that our technologies and products will not become obsolete.

WE FACE HARDWARE SYSTEMS RISKS FROM NATURAL DISASTERS AND THIRD PARTIES

        Our business model depends on the ability of our licensees to engage in global communications services, and is dependent upon third parties to deliver these services. Our results of operations and financial condition will be materially adversely affected if our licensees suffer disruptions in service. Fires, floods, earthquakes, power losses, telecommunications failures, break-ins, civil disturbances, acts of terrorism, strikes, and similar events could damage our communications systems. Computer viruses, electronic break-ins or other similar disruptive problems may also occur. Our business would be adversely affected if our systems or the systems of our licensees were affected by any of these occurrences. Our insurance policies may not adequately compensate us for any losses that may occur due to any failures or interruptions in our systems.

THE MARKET FOR OUR TECHNOLOGIES AND PRODUCTS IS NEW AND EVOLVING

        The market for our technologies and products has only recently developed. Demand and market acceptance for recently introduced products and services generally are subject to a high level of uncertainty and risk. Because the markets for our technologies and products are new and evolving, it is difficult to predict the future growth rate, if any, of this market. We cannot assure you that the markets for our technologies and products will stabilize or become sustainable. If the markets fail to develop, develop slower than expected, become saturated with competitors, or if our technologies and products do not achieve or sustain market acceptance, then our business, revenues, results of operations and financial condition will be materially and adversely affected.

THERE ARE LEGAL UNCERTAINTIES ASSOCIATED WITH THE INTERNET

        The adoption of new laws or the strict application of existing laws may decrease the use of the Internet in general, which would decrease the demand for our services and might increase our cost of doing business. Several legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including:

        -  online content;

        -  user privacy;

        -  taxation;

        -  access charges;

        -  liability for third-party activities; and

        -  jurisdiction.

If proposals are adopted that increase the costs of communicating on the Internet, this could decrease demand for our products and services which would have a material adverse affect on our results of operations and financial condition.

THE QUALITY OF ONLINE SERVICE IS CRITICAL TO OUR SUCCESS

        Our licensees and their customers depend on Internet service providers, online service providers and other website operators for access to our technologies and products. Many of these users have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our technologies or products. Additionally, the Internet infrastructure may not be able to support continued growth in its use. Any of these problems could result in a decrease demand for our products and a decreased usage of our licensee's sites which would have a material adverse affect on our business.

CONSUMER ACCEPTANCE OF THE INTERNET FOR COMMERCIAL TRANSACTIONS IS UNCERTAIN

        Our growth and operating results depend in part on widespread consumer acceptance and use of the Internet as a way to transact business. This consumer practice is at an early stage of development, and demand and continued market acceptance is uncertain. We cannot predict the number of consumers that will be willing to transact business over the Internet, rather than through traditional outlets. The Internet may not become a viable commercial marketplace due to inadequate development of network infrastructure and enabling technologies that address consumer concerns about:

        -  network performance;

        -  security;

        -  speed of access;

        -  ease of use; and

        -  bandwidth availability.

        In addition, the Internet's viability as a commercial marketplace could be adversely affected by increased government regulation. Changes in or insufficient availability of telecommunications or other services to support the Internet could also result in slower response times and adversely affect general usage of the Internet. Also, negative publicity and consumer concern about the security of transactions conducted on the Internet and the privacy of users may also inhibit the growth of commerce on the Internet.

SECURITY AND PRIVACY OF OUR LICENSEES' CUSTOMERS' FINANCIAL DATA IS CRITICAL TO OUR SUCCESS

        Internet usage could decline if any compromise of security occurs. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by any breaches that occur. Our licensees may retain on their premises personal financial documents that they receive from customers in connection with their use of the licensees' websites. These documents may be highly sensitive and if a third party were to misappropriate our licensees' customers' personal information, the customers could possibly bring legal claims against our licensees. In addition, if third parties were able to penetrate the network systems of our licensees and misappropriate their clients' personal information or credit card information, we could be subject to liability. These could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. They could also include claims for other measures of personal information, such as for unauthorized marketing purposes. A legal claim brought against us or our licensees could have an adverse effect on our business. We cannot assure you that our licensees' privacy policy will be deemed sufficient by prospective customers or any federal or state laws governing privacy that may be adopted in the future.

THERE ARE RISKS ASSOCIATED WITH OUR ENCRYPTION TECHNOLOGY

        A significant barrier to electronic commerce is the secure exchange of value over public networks. We rely on encryption and authentication technology to provide the security and authentication necessary to effect the secure exchange of value, including public key cryptography technology licensed from VeriSign Inc. and private key Data Encryption Standard, or DES, cryptography. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the VeriSign Inc. technology, DES or other algorithms we use to protect customer transaction data. These developments could have a material adverse effect on our business, revenues, financial condition or operating results.

ANY DISRUPTION IN OUR LICENSEES' FINANCIAL TRANSACTION PROCESSING COULD ADVERSELY AFFECT OUR OPERATIONS

        Our business model is predicated on our licensees being able to successfully provide online financial transaction processing for their clients. We cannot assure you that international financial institutions and banks will continue to process the transactions of our licensees' clients in the future. Any disruption in the processing of these transactions would result in a disruption to the licensee's business, and would have an adverse effect on our business.

ANY FUTURE ACQUISITIONS WE MAKE OF COMPANIES OR TECHNOLOGIES MAY RESULT IN DISRUPTIONS TO OUR BUSINESS

        We may acquire or make investments in complementary businesses, technologies, services or products. These acquisitions and investments could disrupt our ongoing business, distract our management and employees and increase our expenses. If we acquire a company, we could have difficulty in integrating that company's personnel, operations, technology and software into ours. In addition, the key personnel of the acquired company may decide not to work for us. We could also have difficulty in integrating the acquired products, services or technologies into our operations and we may incur indebtedness or issue equity securities to pay for any future acquisitions. The issuance of securities could be dilutive to our existing stockholders.

WE DEPEND ON SENIOR MANAGEMENT AND EXPERT CONSULTANTS WHO HAVE LIMITED EXPERIENCE IN OUR INDUSTRY

        Our success will depend largely upon the personal efforts of members of management and expert consultants including Mr. John Coffey, President, Mr. Brent Corobotuic, Director, Mr. Carl Schmidt, Chief Information Officer, Mr. Joseph Chin, Network Systems Manager and Mr. Calvin Ayre, Internet Business Model and Product Consultant. None of our senior management has any direct experience in founding other companies or developing other technologies and products similar to ours. We cannot assure you that our senior management or consultants will be successful in efficiently executing our business strategy or in recruiting and relying upon a senior group of experienced executives, consultants and personnel as rapidly as other experienced management, and additional personnel may prove to be required.

OUR ABILITY TO RECRUIT AND RETAIN PERSONNEL IS ESSENTIAL TO THE EXECUTION OF OUR BUSINESS PLAN

        Competition for personnel throughout our industry is intense. We may be unable to retain our key employees or to attract, integrate or retain other highly qualified employees in the future. Our success depends on our continuing ability to attract, retain and motivate highly skilled employees, particularly with respect to our technology development and support. Competition for qualified technical and support personnel is intense, and we may not be able to hire and retain sufficient numbers of qualified technical and support personnel. We expect to experience difficulty in hiring and retaining employees with appropriate qualifications. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected.

OUR BUSINESS MODEL DEPENDS ON OUR ABILITY TO DEVELOP A COMPLEX GLOBAL MARKETING AND SALES PROGRAM

        Our business requires marketing, brand development and sales on a global basis. We cannot assure you that we will succeed in developing and managing a complex marketing and sales strategy resulting in reasonable penetration of our technologies into our target markets on a timely basis. If we do not effectively manage our strategy of marketing, brand development and sales, our business, revenues, results of operations and financial condition will be materially and adversely affected.

WE NEED TO DEVELOP FUTURE STRATEGIC PARTNERSHIPS

        Our business requires that we form strategic partnerships globally, nationally and regionally to assist in a focused marketing effort, and to provide financial strength. We cannot assure you that we will develop these strategic partnerships on a timely basis or develop an adequate number of strategic partnerships to successfully market our technologies and products globally.

WE DEPEND ON CERTAIN KEY LICENSEES FOR A SUBSTANTIAL PORTION OF OUR REVENUE

        A substantial portion of our revenue is derived from our current three key licensees. The loss of one or more of these licensees could have a material adverse effect on our business, revenues, operating results and financial condition.

ANY FAILURE OR INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS COULD ADVERSELY AFFECT OUR BUSINESS

        Our success depends substantially upon our ability to enforce intellectual property protection of our technologies in both the United States and other countries. Furthermore, the possibility exists that we could be found to infringe on patents, service marks, trademarks or copyrights held by others. Our use of trademarks, service marks, tradenames, slogans, phrases and other expressions in the course of business may be the subject of dispute and possible litigation. We cannot assure you that we will be able to use our current tradename and marks. Any change in our tradename or marks could result in confusion to potential licensees and customers, and negatively affect our business.

WE DO NOT EXPECT TO PAY DIVIDENDS

        We have never paid dividends on our common stock and we do not anticipate paying any dividends on our common stock in the foreseeable future. The declaration and payment of dividends are subject to the discretion of our Board of Directors. Any determination to pay dividends in the future will depend upon results of operations, capital requirements, restrictions in loan agreements, if any, and other factors as the Board of Directors may deem relevant.

               CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus contains statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act of 1934 and
Section 27A of the Securities Act of 1933. The words "expect," "estimate," "anticipate," "predict," "believe" and similar expressions and variations of these words are intended to identify forward-looking statements. These forward looking statements appear in a number of places in this prospectus and include statements regarding:

        - our intent or current expectations regarding our strategies, plans and objectives;

        -  our product release schedules;

        -  our ability to design, develop and market products;

        - the ability of our products to achieve or maintain commercial acceptance.

        Any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in this prospectus, for the reasons, among others, described in the Risk Factors section beginning on page 5. You should read the Risk Factors section carefully, and should not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to release publicly any updated information about forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

        cyberoad.com will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders under this prospectus.

                                 DIVIDEND POLICY

        cyberoad.com has never paid any dividends on its common stock. cyberoad.com intends to retain earnings for use in its business and does not intend to pay any dividends on its common stock in the foreseeable future.


                      DETERMINATION OF THE OFFERING PRICE

        The selling stockholders may from time to time sell all or a portion of the shares of common stock offered by them under this prospectus in routine brokerage transactions on the Over the Counter Bulletin Board, if we resume trading on that system, in negotiated transactions, or otherwise, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to the stock market's closing prices or at negotiated prices. The selling stockholders also may make private sales directly or through brokers. Because of this, the offering price cannot be determined as of the date of this prospectus. See "Plan of Distribution."

                           PRICE RANGE OF COMMON STOCK

        The common stock of cyberoad.com was approved for quotation on the Over The Counter Bulletin Board on September 14, 1998. The common stock began trading on the Over The Counter Bulletin Board in March 1999. On January 19, 2000, the shares of cyberoad.com were removed from the Over the Counter market for failing to timely comply with the Eligibility Rule promulgated by the OTC Bulletin Board. The following table sets forth, for the periods indicated, the high and low prices bid information for our common stock as reported by the Over the Counter Bulletin Board. These quotations reflect inter-dealer prices.

                                                               HIGH        LOW
                                                              ------      ------
         YEAR ENDED DECEMBER 31, 1999
               First Quarter ...........................        6.00       0
               Second Quarter ..........................        6.25       0.875
               Third Quarter ...........................        6.00       4.00
               Fourth Quarter ..........................        5.25       2.00

         YEAR ENDED DECEMBER 31, 2000
               First Quarter...........................         4.75       3.125
               (through January 19,2000)


        On January 19, 2000, the closing bid price of the common stock as reported on the Over the Counter Bulletin Board was $3.63 per share. As of January 19, 2000, there were 57 holders of record of our common stock.

                                 CAPITALIZATION

        The following table sets forth cyberoad.com's capitalization as of September 30, 1999. This table should be read in conjunction with cyberoad.com's financial statements, the notes to cyberoad.com's financial statements, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus. The number of issued and outstanding shares in the following table excludes the following shares that could further dilute your investment:

        - 648,859 shares of common stock that were issued by us to certain selling stockholders under the securities purchase agreements;

        - 850,000 shares of common stock that are issued and held in escrow pursuant to the terms of the securities purchase agreements;

        - 264,886 shares of common stock issuable upon exercise of options issued to Thomson Kernaghan;

        - 2,199,500 shares of common stock issuable upon exercise of options granted or available for future grant under our 1999 Stock Option Plan; and

        -  50,000 shares of common stock issuable as compensation for services.


                                                                                 SEPTEMBER 30,
                                                                                     1999
                                                                                --------------
                                                                                (in thousands)

                                                                                    Actual
                                                                                   --------
Stockholders' equity:
    Common Stock, $0.00001 par value; Shares Authorized 500,000,000
         shares Issued and Outstanding at September 30, 1999: 11,109,650 ....            --
    Additional paid-in capital ..............................................         4,085
    Accumulated deficit .....................................................          (838)
Total stockholders' equity ..................................................         3,246
         Total capitalization ...............................................      $  3,246

                      SELECTED CONSOLIDATED FINANCIAL DATA

        The following tables set forth selected financial data of our business for the periods indicated. The statement of operations data with respect to the year ended July 31, 1998 and the nine months ended April 30, 1999, as well as the balance sheet data as of July 31, 1998 and April 30, 1999 are derived from the audited consolidated financial statements of Cyberoad Gaming Corporation and the notes to these financial statements appearing elsewhere in this prospectus. The statement of operations data for the nine months ended September 30, 1999, and the balance sheet data as of September 30, 1999 are derived from our audited consolidated financial statements appearing elsewhere in this prospectus. The following data should be read along with our financial statements, the notes to our financial statements, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

                                                     YEAR ENDED      NINE MONTHS ENDED
                                                       JULY 31,          APRIL 30,
                                                        1998               1999
                                                     ----------      -----------------
                                                         (in thousands, except
                                                             per share data)
STATEMENT OF OPERATIONS DATA:
Revenues:
          Revenue Sharing                             $      0           $    624
          Processing Fees                                    0                336
          Marketing                                          0                167
          Software Licensing                               492                 66
          Systems Maintenance and Other                    309                 30
Total revenues                                             801              1,223

Operating Expenses:
          Wages and Employee Benefits                      352                403
          Consulting and Management Fees                   669                225
Total operating expenses                                (1,846)             1,585
Income (loss) from operations                           (1,045)              (362)
Net income (loss)                                     $ (1,045)          $   (362)

Basic and diluted net income (loss) per
Share                                                 $  (0.19)          $  (0.05)
Weighted average number of shares used
   in computing basic and diluted net income
   (loss) per share                                      5,480              6,763

                                             AT JULY 31,        AT APRIL 30,
                                                1998               1999
                                             -----------        ------------
BALANCE SHEET DATA:
Cash                                          $    151           $    220
Total assets                                       445              1,178
Total current liabilities                        1,012              1,605
Total stockholders' equity (deficit)              (567)              (774)

                                                            NINE MONTHS ENDED
                                                           SEPTEMBER 30, 1999
                                                           ------------------
                                                          (in thousands, except
                                                             per share data)
STATEMENT OF OPERATIONS DATA:
Revenues:
          Data Processing                                            258
          Transaction Processing                                     236
          Systems Support and Maintenance                            209
          Marketing                                                   87
          Other                                                       13
Total revenues                                                       803
Cost of revenues                                                     629
Gross profit (loss)                                                  174

Operating expenses:
          Development                                                169
          General and administrative                                 838
Total operating expenses                                           1,007
Income (loss) from operations                                       (832)
Net income (loss)                                               $   (832)

Basic and diluted net income (loss) per
   share                                                        $  (0.10)
Weighted average number of shares used
   in computing basic and diluted net income
   (loss) per share                                                8,438


                                                         AT SEPTEMBER 30, 1999
                                                         ---------------------
BALANCE SHEET DATA:
Cash and cash equivalents                                       $  2,534
Total current assets                                               3,107
Total assets                                                       4,759
Total current liabilities                                            976
Total stockholders' equity (deficit)                               3,246

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read together with the consolidated financial statements of cyberoad.com and Cyberoad Gaming Corporation and the notes to those consolidated financial statements included elsewhere in this prospectus. This discussion summarizes the significant factors affecting the consolidated operating results, financial condition and liquidity and cash flows of Cyberoad Gaming Corporation for the nine months ended
April 30, 1999 and the fiscal year ended July 31, 1998 and of cyberoad.com for the nine months ended September 30, 1999 and the fiscal years ended December 31, 1998 and December 31, 1997. Except for historical information, the matters discussed in this Management's Discussion and Analysis of Financial Condition and Results of Operations are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond our control. Actual results could differ materially from those projected in the forward looking statements as a result of, among other things, the factors described in "Risk Factors" included elsewhere in this prospectus.

OVERVIEW

        cyberoad.com was incorporated in June 1988 and conducted no material operations prior to May 1, 1999. On May 1, 1999, cyberoad.com Corporation purchased all of the stock of Cyberoad.com (Isle of Man) Ltd., a corporation existing under the laws of the Isle of Man. Immediately thereafter, Cyberoad.com (Isle of Man) Ltd. purchased all of the assets of Cyberoad Gaming Corporation which relate to the online turnkey betting technology. Prior thereto, Cyberoad.com (Isle of Man) Ltd. had no material operations. On
May 1, 1999, Ecomm Relationship Technologies (IOM) Limited, a corporation existing under the laws of the Isle of Man, purchased all of the assets of Cyberoad Gaming Corporation which relate to financial transaction processing technology. On November 11, 1999, Cyberoad.com (Isle of Man) Ltd. purchased all of the outstanding shares of Ecomm Relationship Technologies (IOM) Limited.

        Our revenues are generated from data processing, transaction processing, systems support and maintenance, marketing and other. All revenue streams are recognized at the time services are provided except for systems support and maintenance. Systems support and maintenance is derived from actual wagering activity, and is recognized after verifiable events conclude. Direct costs consist of actual costs incurred to generate revenues and consist primarily of maintenance charges associated with the operations infrastructure, telecommunications conductivity and office space of the call centers, e-commerce transaction costs, direct marketing costs incurred, and third party software licensing royalties.

        Our annual and quarterly revenue will depend in large part upon the successful development and market acceptance of our internet/intranet sportsbook management software, Netbook Version 2, and our eBanx.com ecash system. If accepted, we believe that revenues attributable to system support and maintenance as well as licensing fees resulting from the sale of additional licenses to third parties to set up and maintain sportsbook websites will increase. Accordingly our annual and quarterly revenues are, and will continue to be, extremely difficult to forecast.

RESULTS OF OPERATIONS

Nine Months Ended September 30, 1999

        Revenues

        Revenues are generated from four main sources: data processing, transaction processing, systems support and maintenance, and marketing. All revenues are recognized on an accrual basis as services are rendered, except for systems support and maintenance, which is recognized as events conclude.

        For the nine months ended September 30, 1999, revenues were $803,024. Of this amount, we generated $257,617 from fees from our licensees for providing the operations infrastructure, telecommunications conductivity and related items for the call centers. Fees are billed on a monthly basis as services are rendered. We generated transaction processing revenue of $235,798 as a result of processing e-commerce transactions. Fees are billed on a monthly basis based on actual transactions processed. We generated systems support and maintenance revenue of $209,410, which is recognized as a result of developing, maintaining and supporting licensees' websites. Fees attributable to systems support and maintenance revenue consist of a percentage of the net gaming revenue based on wagering activity on a licensee's site and is recognized and retained as events conclude. We generated marketing revenue of $86,731 based on direct marketing efforts performed on behalf of licensees to promote their respective websites.

        Direct Costs

        For the nine months ended September 30, 1999, we incurred $628,813 in direct costs. Direct costs consisting of actual costs incurred for the maintenance of a call center in which "live lines / live odds" are supported and various sportsbooks are managed totaled $111,291. Direct costs consisting of actual costs incurred in performing all e-commerce transaction processing totaled $134,869. Marketing costs consisting of traditional media buy and unique Internet promotional tools totaled $368,457. Other direct costs of $14,196 were incurred for royalty fees for the licensing of third party casino software.

        Development Expenses

        For the nine months ended September 30, 1999, we incurred $168,597 in development costs. Development costs include equipment, salaries and benefits and other labor costs incurred for the research and development of Netbook and eBanx proprietary software. All development costs incurred have been expensed in the period incurred. As the development, upgrade, and improvement of Netbook and eBanx software is ongoing, we expect to continue to incur development costs.

        Operating Expenses

        For the nine months ended September 30, 1999, we incurred total operating costs of $837,625. Operating expenses consist of wages and employee benefits of $229,636, consulting and management fees of $206,642, and professional fees of $68,293. Other significant operating costs incurred were equipment rental and maintenance, rent, office and miscellaneous, stock options benefits, and advertising and promotion.

        Amortization and Depreciation

        For the nine months ended September 30, 1999, we incurred $44,941 in amortization and depreciation which was attributable to depreciable assets of computer software and equipment, furniture and fixtures, leasehold improvements, software licenses, and goodwill acquired during the nine months ended September 30, 1999.

Fiscal Years Ended December 31, 1998 as Compared to Fiscal Year Ended December 31, 1997

        There were no significant activities performed by cyberoad.com in the fiscal years ended December 31, 1998 and 1997.

RESULTS OF OPERATIONS OF CYBEROAD GAMING CORPORATION

Nine Months Ended April 30, 1999 as Compared to Year Ended July 31, 1998

        Revenues

        Revenues of Cyberoad Gaming Corporation were generated from revenue sharing, processing fees, marketing, software licensing, and system maintenance. Revenue sharing revenue was recognized when various events concluded. Processing fee revenue, marketing, and system maintenance was recognized at the time services were provided. Software licensing revenue was recognized upon the finalization of licensing agreements.

        Cyberoad Gaming generated $623,847 in revenue sharing for the nine months ended April 30, 1999 as a result of the launch in August and September 1998 of certain commercial web sites which utilize our proprietary software we licensed to third parties. For the year ended July 31, 1998, no commercial activity had commenced from the implementation of the web sites and therefore no revenue sharing revenue was recognized.

        For the nine months ended April 30, 1999 Cyberoad Gaming generated $336,197 in processing fees as a result of processing e-commerce transactions. For the year ended July 31, 1998, no e-commerce processing activities were performed, and accordingly, no revenue was generated from this source.

        For the nine months ended April 30, 1999, Cyberoad Gaming generated $166,955 in marketing fees from direct marketing efforts performed on behalf of licensees whose commercial activities commenced in August and September of 1998. For the year ended July 31, 1998, no direct marketing activities were performed on behalf of licensees, and as such no revenue was generated from this source.

        Software licensing fees decreased $426,012, or 86.6%, from $492,104 for the year ended July 31, 1998 to $66,092 for the nine months ended April 30, 1999. Software licensing fees for the nine months ended April 30, 1999 consisted of the sale of one software license, while for the year ended July 31, 1998, revenue was generated from the sale of three software licenses.

        Systems maintenance and other revenue decreased $279,090, or 90.3%, from $309,126 for the year ended July 31, 1998 to $30,036 for the nine months ended April 30, 1999. Systems maintenance revenue consisted of fees charged to licensees for the development, design, and set-up of various commercial web sites. Once these web sites commenced commercial operations, this revenue stream is no longer generated (see revenue sharing above). The decrease was also attributable to the termination of a licensing agreement entered into in the year ended July 1997.

        Operating Expenses

        Operating expenses consist primarily of wages and benefits of management, administrative, research and development, marketing, and e-commerce processing personnel, consulting and management fees, marketing, data processing, and rent. Operating expenses of Cyberoad Gaming Corporation decreased by $327,755, or 17.8%, from $1,846,137 for the year ended July 31, 1998 to $1,518,382 for the nine months ended April 30, 1999. The decrease in operating expenses is largely attributable to a decrease in consulting and management fees of $443,283 due to the expiration of certain consulting contracts with parties assisting in the initial development of Cyberoad Gaming Corporation and initial marketing of its gaming product. Marketing costs increased by $205,724, or 100%, from $0 for the year ended July 31, 1998 to $205,724 for the nine months ended April 30, 1999, as a result of direct marketing services provided to software licensees in order to promote their commercial web sites. Data processing fees were $214,991 as the result of conducting and processing e-commerce transaction to third party licensees. There were no processing activities performed for the year ended July 31, 1998, and therefore no costs associated therewith.

Fiscal Year Ended July 31, 1998 as Compared to Fiscal Year Ended July 31, 1997

        Revenues

        Software licensing revenue increased $392,524, or 394.2%, from $99,580 for the year ended July 31, 1997 to $492,104 for the year ended July 31, 1998. The increase resulted from the sale of three software licenses in 1998 as compared to the sale of one license in 1997.

        Systems maintenance revenues increased by $300,832, or 3,627.1%, from $8,294 for the year ended July 31, 1997 to $309,126 for the year ended July 31, 1998. The increase was due to fees generated as a result of four license agreements to develop, design, and set-up commercial web-sites in fiscal 1998 as compared to fiscal 1997 during which one maintenance contract was executed in July 1997, thus representing only one month's revenue.

        Operating Expenses

        Operating expenses increased $1,250,557, or 210%, from $595,580 for the year ended July 31, 1997 to $1,846,137 for the year ended July 31, 1998. The increase is primarily attributable to increased employment costs associated with the development of internal management, and the addition of personnel conducting research and development, marketing and administrative duties. The increase also resulted from additional administrative costs such as rent, office and miscellaneous, telecommunications, and repairs and maintenance.

LIQUIDITY AND CAPITAL RESOURCES

        As of September 30, 1999, cyberoad.com's principal source of liquidity was approximately $1,031,705 in cash, which was primarily raised through equity financing.

        On July 3, 1999, cyberoad.com closed a private placement of 1,400,000 shares of common stock, which were issued to investors at $1.43 per share. The private placement raised net proceeds of $1,865,019. On August 18, 1999, we received $499,999.50 as an advance on proceeds to be received upon closing of a subsequent offering. On November 11, 1999, cyberoad.com issued an aggregate of 648,859 shares of common stock in an offering under Regulation S of the Securities Act of 1933, as amended. The shares were issued to non U.S. Persons, as defined in Regulation S, at $3.50 per share, for aggregate net proceeds of $2,039,996.

        Net cash used in operating activities during the nine months ended September 30, 1999 was $698,244. Cash used in the operating activities was primarily due to the start up of Ecomm Relationship Technologies (IOM) Limited and the development of Netbook Version 2 software. The cost of the start up and development of software has been offset by cash deposits received from Ecomm Relationship Technologies (IOM) Limited customers. Net cash used in investing activities was $812,822, and was primarily due to the purchase of computer hardware and software and office furniture. Net cash provided by financing activities was approximately $2,542,771, which was primarily provided from the issuance of capital stock pursuant to private placement offering.

        As of December 10, 1999, cyberoad.com entered into a revolving line of credit agreement with El Moro Finance Ltd, a company existing under the laws of the British Virgin Islands. The agreement provides for a revolving line of credit available to cyberoad.com in the amount of $500,000. In the event that funds are advanced under the revolving line of credit, cyberoad.com is obligated to make interest payments on the first day of every month. The interest payments will be either a compounded annual rate of 10% of the funds advanced per annum only, or compound annual interest payments of prime (Switzerland) plus 2% of the funds advanced, per annum only, for the first year of instatement of the revolving line of credit. If funds are advanced, cyberoad.com agrees to furnish to El Moro an unrestricted open source code license to all software developed by cyberoad.com for up to two years after the revolving line of credit is converted or repaid in full. To date, no funds have been advanced under the line of credit.

        We have minimal commitments for capital expenditures. Pursuant to our Services Agreement with Kazootek.com Technologies, Inc., we are financially obligated on a month to month basis and payments are in an amount equal to the cost of the services provided plus 10%. Please refer to "Certain Relationships and Related Transactions" for a discussion of our Services Agreement with Kazootek.com. In addition, we lease property in Costa Rica on a month to month basis and our monthly rental payments are $3,362.

        We continually evaluate various financing strategies to be utilized in expanding our business and to fund future growth or acquisitions. Our future capital requirements will depend, however, on many factors, including but not limited to, results of operations, the size and timing of future acquisitions, if any, and the availability of additional financing. To the extent that existing resources and future earnings are insufficient to fund our activities, we may need to raise additional funds through debt or equity financings. We cannot assure you that such additional financing will be available or that, if available, it can be obtained on terms favorable to us and our stockholders. In addition, any equity financing could result in dilution to our stockholders. Our inability to obtain adequate funds would adversely affect our operations and ability to implement our strategy.

        Management anticipates that the net proceeds from its July 3 and November 11 offerings, combined with cash flow from operations, and its bank line of credit will provide adequate liquidity to fund its business growth plans and its operations until the end of March 2000.

                                    BUSINESS

OUR COMPANY

        cyberoad.com is an Internet technology company that develops, markets and licenses online turnkey betting systems to operators of Internet sportsbook and casino websites. As part of our turnkey system, we develop and manage distributed wide area network (WAN) gaming (sportsbook and casino) and e-commerce systems. We provide systems development, network management and hosting (all of our web servers and databases are located outside of the United States), ongoing technical support and marketing services for our licensees. In November 1999, we released Version 2 of our sportsbook system, consisting of a highly scalable and flexible platform that enables us to more easily add new sports and bet types product offerings and allows service to a greater number of users at any one time.

        We also have developed a proprietary technology, through Ecomm Relationship Technologies (IOM) Limited, that provides financial transaction processing for our licensees' (currently, The Big Book & Casino, Grand Prix Sportsbook & Casino, and Mayan Sportsbook) gaming systems. These licensees in turn are able to provide secure financial transaction processing for their clients, the end user. Currently, Ecomm Relationship Technologies (IOM) Limited primary use for its e-commerce platform is as an online stored value system and an economic relationship management system. The online stored value system allows customers to purchase digital cash that the customer can use at any time when purchasing the services of our licensee's gaming web sites. The economic relationship management system primarily serves to manage the financial accounts of customers that use our licensee's web sites.

        cyberoad.com was incorporated in June 1988 under the name Sunshine Equities Corporation. The name was changed to LAL Ventures in August 1998, and subsequently to cyberoad.com Corporation in May 1999. cyberoad.com conducted no material operations prior to May 1, 1999. On May 1, 1999, cyberoad.com Corporation purchased all of the stock of Cyberoad.com (Isle of Man) Ltd., a corporation existing under the laws of the Isle of Man. Immediately thereafter, Cyberoad.com (Isle of Man) Ltd. purchased all of the assets of Cyberoad Gaming Corporation which relate to the online turnkey betting technology. Prior thereto, Cyberoad.com (Isle of Man) Ltd. had no material operations. On May 1, 1999, Ecomm Relationship Technologies (IOM) Limited, a corporation existing under the laws of the Isle of Man, purchased all of the assets of Cyberoad Gaming Corporation which relate to financial transaction processing technology. On November 11, 1999, Cyberoad.com (Isle of Man) Ltd. purchased all of the outstanding shares of Ecomm Relationship Technologies (IOM) Limited.

        We have five direct or indirect wholly owned subsidiaries including (i) Cyberoad.com (Isle of Man) Ltd. (ii) Sistemas de Informacion Tecnologica, a corporation existing under the laws of Costa Rica, (iii) Informacion y Tecnologia Canadiense, a corporation existing under the laws of Costa Rica, (iv) Ebanx Limited, a Nevada corporation, and (v) Ecomm Relationship Technologies
(IOM) Limited, a corporation existing under the laws of Isle of Man.

A GAMING INDUSTRY OVERVIEW

        The projections discussed in this Industry Overview section are industry projections, and any growth rates discussed are industry growth rates and may not reflect our growth rates over the same period.

THE INTERNET AND E-COMMERCE

        The Internet is an increasingly significant global medium for communication, entertainment and commerce. Internet use is growing rapidly. Jupiter Communications estimates that the number of Web users in the U.S. alone is expected to grow from approximately 100 million in 1999 to approximately 160 million by 2003. E-commerce has become the new wave of buying and selling goods over the Internet. E-commerce consists of the purchase of goods by some form of virtual cash or credit. This new marketplace, which began with only a few powerful brand names offering consumer goods over the Internet, has now grown to include many distinct types of goods and services.

        The rapid growth of the Internet as a tool for communication, entertainment and e-commerce has resulted in a proliferation of Web sites dealing with diverse topics, products and services. Web sites such as America Online and Yahoo! developed in response to Internet users' need for a simple means of navigating the Internet. As the number of Internet users has increased, discrete user groups have developed that share the same interests, such as people searching for gaming services. These groups have, in turn, created a demand for more focused subject-specific Web sites. These subject-specific Web sites are a growing segment of the Internet. Among the most popular of these types of Web sites are those involved in Internet gaming, which involves the placing of wagers via the Internet.

THE INTERNET GAMING INDUSTRY

        The global gaming industry began to capitalize on the rising popularity of e-commerce in 1997. At that time, there were only 40 gambling Web sites worldwide. An industry report recently published by Bear Stearns estimates that there are 250 companies involved in operating or providing services to nearly 650 Internet gaming Web sites. On the Internet today, some gaming sites are dedicated to casino-style gambling exclusively, while other sites offer sports books, lotteries, bingo, and thoroughbred wagering. The companies involved in Internet gaming Web sites can be classified as either owner/operators or software suppliers.

INTERNET GAMING SOFTWARE SUPPLIERS

        Most Internet gaming Web sites do not create the software that Web users interface with on the site. Instead, owner/operators purchase the software, and oftentimes complete "turnkey" support systems, from a software supplier, which produces and licenses the software. The Bear Stearns report states that approximately twenty companies consider themselves turnkey software suppliers. These turnkey software suppliers license their software and support systems to owner/operators of the Internet gaming Web sites.

OUR BUSINESS STRATEGY

        Our objective is to secure a position as a leading provider of Internet gaming technologies. We intend to accomplish our goal by: (1) developing cyberoad.com into a global brand name through the marketing of its licensees' gaming systems, and the development and marketing of a sports and entertainment portal; (2) upgrading existing gaming systems by developing and implementing new technology, and adding new sports and bet types; (3) adding new licensees; (4) expanding into other Internet cultural markets by adding servers in attractive international locations, and establishing points-of-presence, or POPs, overseas;
(5) developing new gaming systems in a cost-effective and timely manner; and (6) establishing key business alliances and strategic partnerships.

OUR PRODUCTS AND SERVICES

GENERAL.

        Initially, we chose to focus on the development of sports wagering (verifiable events) systems rather than casino wagering (random number outcome) systems because of the built-in credibility of sports wagering: results of games are common knowledge and immediately known. Our turnkey sportsbook wagering system is built on a foundation of wagering and e-commerce software, a scalable network coupled with management infrastructure located in San Jose, Costa Rica and British Columbia, Canada. Our wagering software system is called Netbook, the e-commerce is provided by Ecomm Relationship Technology (IOM) Limited's secure transaction settlement software, and the high-speed network integrates a satellite and frame relay system through both a virtual private network (VPN) and the Internet. We believe that our sports wagering system is distinguishable from our competitors' systems primarily as a result of the Netbook wagering system. Following initial market acceptance of our sports wagering system, we added casino games to our product line.

        We identified three fundamental elements as the primary factors we believe are necessary to successfully operate an international online sportsbook:

    - Scalable network system that provides fast, secure and cost-effective international networking for the delivery of multimedia content to a large number of international Internet customers;

    - Secure financial transaction system that is fully encrypted and which settles all financial transactions cost-effectively.

    - Dynamic, browser-based content enabling players to use unique, fast and user-friendly software systems that provide both high volume gaming transactions and extensive sports and casino information.

NETBOOK

        Netbook is an Internet/Intranet sophisticated turnkey sportsbook management system that incorporates proprietary software and a distributed network design to allow sports enthusiasts to bet on a wide variety of sports on any computer system from anywhere in the world with Internet access. Netbook is designed to process wagers online and manage a high-volume sportsbook. Users can access the Netbook through the Internet or a telephone call center. Netbook provides a secure, encrypted means to place bets, protect the book and verify the identity of the bettor.

        Unlike many other sportsbook software systems that require a download, Netbook is a web browser-based application. This type of application allows for full platform portability and player account mobility, which means the player is able to use platforms ranging from Microsoft Windows and AOL to Macintosh and WebTV. Players also are able to access their accounts and place wagers from any computer, as they do not have to download a specific software system. We believe a downloadable software system provides a barrier to entry for many potential players.

        The Netbook system is inexpensive to install and administer, as operators and managers in the call center can access Netbook via a web browser. This browser-based architecture runs on most existing personal computers and is designed to take advantage of the new Network Computers, such as Windows Terminals and Sun's Java Station. The system can be monitored and managed, both technically and financially from anywhere in the world.

        In November 1999, we launched the Netbook Version 2 sports betting system. Using a new Java-based architecture and an Object database management system, Netbook Version 2 provides a flexible platform with high-volume scalability. We developed Netbook Version 2 using the Java programming language incorporating many components of the Java 2 Platform Enterprise Edition, including Enterprise JavaBeans, JavaServer Pages and Java Servlets. Java is well suited for Internet and e-commerce applications because it includes specific facilities for network access, database access and web server programming that are usually add-ons, and is the only programming language that allows us to run our software on different computing platforms without significant modification. Moreover, because Java is very portable, potential licensees of cyberoad.com do not need to purchase large volumes of expensive computer equipment. These potential licensees may commence business running on inexpensive computer systems, and thereafter move to more powerful hardware when their client base and transaction volume increase.

        Netbook Version 2 uses the Versant Object Database, a high performance, fully object-oriented database which we believe will enhance our ability to add new product features and significantly increase the speed of our software development efforts. Versant eliminates the necessity of writing "translation" software, which in turn removes a significant amount of work from our development cycle.

        We believe that Netbook Version 2 provides cyberoad.com with significant competitive advantages over our competitors primarily in the following areas:

        LICENSEE BENEFITS

        - Scalability. A scalable system is one that continues to work efficiently during periods of high traffic. Netbook Version 2 has been designed to enable sportsbooks to service a minimum of 10,000 players placing bets and accessing the odds lines simultaneously, without any detectable change in delivery speed. Also, Notebook Version 2 has been developed to allow the addition of more server hardware (clustering), rather than incurring additional cost by replacing old servers through upgrades to new, faster systems.

        - Sportsbook Management Features. This software package is used by the odds or line managers, which can make or break the profit margin for each licensee. This exposure management system allows for a clear display of payout and hold exposure on each event the sportsbook has listed. Also, the Netbook Version 2 software package has flexible game setup where you can define custom event types and line types, complete auditing, flexible min/max wager enforcement, easily adjusted payout rules, full odds import capabilities, and ability to use and display all odd formats.

        - Flexibility - It is critical to have a platform that allows the addition of new products and features very quickly. Maximum flexibility is a critical component of Netbook Version 2, which allows us to add or change new betting and gaming features easily and with minimal disruption to the licensee's service.

        PLAYER BENEFITS

        - Betting Cart. Our new "Bet Cart" uses a shopping cart-style interface to provide greater flexibility in placing bets. Players are able to select games from various sports they want to bet on and place them in their shopping cart, or Bet Cart. From the Bet Cart, the player can select what games to play as single bets, and what games to play as parlays or teasers. Once the games are in the Bet Cart, the player never need return to the odds page.

        - Open Bets - With Open Bets, the player can review a list of open bets placed, eliminating the risk of placing the same bet twice. All open bets will remain in the list until either the complete wager has won, or one segment of the wager has been graded as a loss. Open Bets allows an easy and convenient means for players to view their wagers on various bets they have placed which have not been completed.

        - New Bets - Several new bet types have been added in Netbook Version 2, including cross-sport parlays, cross-sport teasers, and buy points within a parlay.

        - New Sports - Our list of available sports continues to grow: major league baseball; NFL and NCAA football; NBA and NCAA basketball; NHL hockey; international soccer from leagues in England, Italy, Germany, Spain and more; PGA and international golf; auto racing (NASCAR and Formula One); pro tennis; and professional boxing.

        - Seamless Gaming Experience - Netbook Version 2 is a "scalable" system that can accommodate up to 10,000 user requests simultaneously, as compared to the current industry standard which appears to accommodate approximately 300 user requests simultaneously. Accordingly, it is less likely that a player will experience delays in their gaming experience with Netbook Version 2.

        - Accessibility - Players can access their accounts and place wagers from any computer (PC or Mac) on any browser system from any location (home, office, local web-cafe) without having to download any software system. The use of a browser-based, no download system is extremely valuable in that it eliminates most technological barriers to participation and permits the maximum potential use by players.

LIVE LINES/LIVE ODDS

        Live Lines is a proprietary software system using XML and XSL source code that allows "real time" lines on all major sporting events to be dynamically linked to any web site. Supplied by cyberoad.com licensee The Big Book, Live Lines adds valuable content to sports and gaming related web sites. Moreover, Live Lines is intended to increase revenue for these web sites by adding more pages that banner ads can be sold.

CYBEROAD.COM PORTAL

        A portal is a website that gathers resources in one location, and is designed to be the first page that loads into the web user's browser. Vertical portals are thematic portals that provide targeted, customizable content, and an e-commerce transaction system. cyberoad.com intends to become a sports-and-entertainment vertical portal, further differentiating itself from other gaming software vendors. This strategy is designed to provide cyberoad.com with two streams of revenue:

        -  increased revenues from its gaming license agreements;

        - advertising and co-branding revenues from portal website traffic volume.

        Also, as part of the portal, cyberoad.com expects to offer sports information, free play sportsbook and casino contests, bulletin boards and a stock information channel. We believe that the free play sportsbook and casino contests are a key element of our strategy. A free play website has all functional components of the "live" revenue generating website. Therefore, we intend to have a signup function, an accounting function and an interactive betting display function built into the system. Offering both a free play sportsbook and a free play casino provides cyberoad.com with two advantages:

        - true test environment for introducing game software and new graphic user interface, or GUI, developments;

        - the ability to develop a database of potential clients for its revenue-generating websites.

ECOMM RELATIONSHIP TECHNOLOGIES (IOM) LIMITED

        Ecomm Relationship Technologies (IOM) Limited owns an Internet stored-value system, that provides Internet-based, micro-payment financial services for our licensees (currently, The Big Book & Casino, Grand Prix Sportsbook & Casino, and Mayan Sportsbook) and Ecomm Relationship Technologies
(IOM) Limited account holders, through its transaction clearinghouse services with acquiring and issuing banks. Consumers are able to open a secure Ecomm Relationship Technologies (IOM) Limited account, purchase eCash, then purchase goods and services from any Ecomm Relationship Technologies (IOM) Limited merchant. To date, Ecomm Relationship Technologies (IOM) Limited merchants consist of our three licensees. Consumers can purchase eCash with major credit cards, an online debit card system, Western Union, bank wire, money orders or personal cheques. Ecomm Relationship Technologies (IOM) Limited maintains accounts for all its account holders, and acts as a third party service provider. The eCash system also provides certain fraud management services, complete accounting and transaction documentation, and customer service.

CASINOS

        cyberoad.com licenses the software code that resides on the application and database servers of its casino system from third parties, and integrates these systems into the eCash framework. Integrating the casino system into the eCash framework allows for transaction processing for our two casino licensees. As with cyberoad.com's other products, players are not required to download any software in order to play. The only requirement is a browser that supports Java. cyberoad.com's casino software system allows players to play their favorite casino games - blackjack, poker, slots, roulette, and craps - for real money, from virtually any computer on any Internet browser system.

        cyberoad.com's browser-based system offers a competitive advantage over most other competitive virtual casino systems, whose products require the player to use software that can take up to 50 minutes to download. Browser-based products generally are easier to use and attract web users who refuse to download software over the Internet. To date, a substantial majority of casino systems operate with downloadable products. With cyberoad.com's browser-based system, casino games load quickly (less than one minute on a 56 KBps dialup link) and the graphics and sound are comparable to many download-based systems. Licensees can adjust game configurations in a variety of ways using the Java-based casino management system, allowing the licensee to set its hold (revenue) percentages in line with the industry standards of Las Vegas and Atlantic City.

        To date, cyberoad.com has two casino licensees: The Big Casino and Grand Prix Casino. Each system operates with five games: blackjack, roulette, poker, slots and craps. cyberoad.com expects to upgrade its casino systems by the end of the third quarter of fiscal 2000 by adding more reporting capabilities, which will help licensees market the system more effectively because of greater access to its client's data. In the future, cyberoad.com also intends to add new casino games, including but not limited to video poker, Pai Gow, Caribbean Stud poker, and Progressive Slots.

OUR LICENSEES

        To date, Cyberoad.com (Isle of Man) Ltd. has three licensees of its turnkey software: The Big Book & Casino, Grand Prix Sportsbook & Casino, and Mayan Sportsbook. The Big Book & Casino and Grand Prix Sportsbook are both owned and operated by Asanol Management Corporation. Mayan Sportsbook is owned and operated by Internet Wagering Systems Ltd. Cyberoad.com (Isle of Man) Ltd. has license agreements and revenue sharing agreements with each of its licensees, whereby Cyberoad.com (Isle of Man) Ltd. receives flat fees for systems use and software licenses, as well as a percentage of the gross gaming revenue generated by the licensees' web site. Our license with Internet Wagering Systems Ltd. provides that we will receive 20% of the gross gaming revenue attributable to the Internet and 10% of the gross gaming revenue attributable to the call center. Our two licenses with Asanol Management Corporation each provide that we will receive 50% of the gross gaming revenue attributable to the operations of the Sportsbook and to each of the call center and the casino gaming.

SALES AND MARKETING

        cyberoad.com's sales and marketing is provided through a contract with Kazootek.com Technologies, Inc., a company organized under the laws of British Columbia, Canada. As of December 31, 1999, the sales and marketing team provided by Kazootek consisted of 17 web marketing professionals. cyberoad.com realizes the need to fully utilize the power of the Internet, and has developed proprietary software packages for marketing its products on the web.

        Through its contractual agreements with its licensee's, cyberoad.com provides marketing research, marketing plans, promotions, budgets and timelines, project management, licensee specific branding, associative branding as part of cyberoad.com, concept development, copy writing, graphic design, electronic art production, illustration, website development, media services, and public relations and corporate communications.

        Internet marketing strategies include the cyberoad.com proprietary Live Lines program, referral program (where users can earn bonus money for referring friends to cyberoad.com licensee web sites and receive further bonuses for the amount of wagering activity these referrals generate), Links (using links to direct people to cyberoad.com licensee web sites), Banner (use of banners to direct people to cyberoad.com licensee web sites), Direct email (use of email to direct people to sign up with cyberoad.com licensees), Custom Content Programs (provide custom content for various websites that help drive traffic back to cyberoad.com licensee web sites), and search engine optimization program (targeting specific search engines and using various tactics from meta tags and naming conventions to increase the placement order). Traditional methods include placing advertisements in magazines, newspapers, the radio, and TV.

        cyberoad.com's gaming strategy includes expanding this platform into international markets by building server POPs and service centers in strategic locations. cyberoad.com also intends to deliver multi-language products, marketing these internationally both on the Internet and through traditional methods.

RESEARCH AND DEVELOPMENT

        We currently are developing a pari-mutuel system which we expect to be launched in early 2001. A pari-mutuel system varies from traditional sportsbook or casinos in that the monies are won from a "pool" of money, which contains fixed percentages designating which persons win what amounts. Traditional sportsbooks and casinos both have exposure, in that each could lose money to those who are wagering. Companies running pari-mutuel systems do not have this exposure in that these companies take a percentage of the monies wagered on an event, with the remaining sum divided among the winners of that event. The new pari-mutuel wagering system includes real-time wagering for horseracing. Horseraces are ongoing every day of the year throughout the United States, Canada, Europe and the rest of the world. By virtue of the Internet, the entire global market can be opened to the individual racetracks.

        cyberoad.com is involved in additional research and development programs relating to sports pools and fantasy league betting systems which are all pari-mutuel based systems. We do not yet have a projected release date for these new programs.

        We did not incur any research and development costs for the fiscal years ended December 31, 1997 and 1998. For the fiscal year ended September 30, 1999, we incurred a total of $168,597 in research and development costs.

OUR COMPETITION

        INTERNET SPORTSBOOK PRODUCT

    cyberoad.com conducted an extensive study of the global gaming industry, focusing on companies that offer Internet-based sportsbook software systems. Of all the sportsbook software developers, the industry leaders appear to differentiate themselves with three core attributes:

        -  proprietary transaction software

        -  browser-based system

        -  distributed network architecture

    Approximately 12 sportsbook software developers have implemented all three of these core attributes. These developers can be divided further into two groups:

        -  vendors (sell proprietary software systems)

        -  owner/operators (single user of its proprietary software system)

        The companies classified as owner/operators include: Intertops Antigua, International Gaming & Entertainment Ltd.; William Hill International; Coral Technologies Inc.; Victor Chandler International; Interwetten Wein; TAB (run by the government of New Zealand); and Total Bet, (which is owned by Sporting Life Publications in Britain), each having developed sportsbook software systems for their own use. The remaining five sportsbook software developers are examined in the Direct Competition Matrix below.

                                  DIRECT COMPETITION MATRIX

COMPANY                    VENDOR    OPERATOR   FREE        PORTAL     PUBLIC LISTING  EXAMPLE WEBSITE
                                                PLAY
                                                SITE
cyberoad.com Corporation      Y                  Y            Y        OTC:FUNN*       www.thebigbook.com
Starnet Communications
International Inc.            Y        Y                               OTC BB:SNMM     www.playersonly.com
Global Intertainment Group    Y                                        OTC BB:GGNC     www.cyberbetz.com
VIP Sports                    Y        Y                                               www.vipsports.com
Total Entertainment Inc.      Y                                        OTCBB:TTLN      www.theonlinecasino.com

----------

* Our shares were removed from the OTC:BB effective January 19, 2000 for failure timely to comply with the Eligibility Rule. Currently we trade on the pink sheets. Immediately following the effectiveness of this Registration Statement, we expect to apply for listing on the OTC:BB.

        OUR COMPETITIVE ADVANTAGE

        Free Play Websites:

        A free play website is defined as having all functional components of the "live" revenue generating website. Therefore, there must be a signup function, an accounting function and an interactive betting display function built into the system. A few sportsbook websites claim to have a free play website, but actually only offer a single bet scenario with no membership database building nor accounting system.

        Having both a free play sportsbook and a free play casino (currently not operational due to our implementation of an upgrade to the WiseGuy contest scheduled to be completed March 1, 2000), hosted on the cyberoad.com sports portal (www.cyberoad.com) by clicking on the WiseGuy contest icon, provides us with two advantages:

        - true test environment for introducing new software and graphic user interface, or GUI, applications

        - strong marketing system, whereby it develops a database of potential clients for its revenue-generating websites

        Portal:

        A portal is a website that gathers resources in one location, and is designed to be the first page that loads into the web user's browser. Vertical portals are thematic portals that provide targeted, customizable content, and an e-commerce transaction system. cyberoad.com intends to become a sports-and-entertainment vertical portal, further differentiating itself from other gaming software vendors. This strategy provides cyberoad.com with two streams of revenue:

        -  increased revenues from its gaming license agreements;

        - advertising and co-branding revenues from portal website traffic volume.

        Collecting email addresses and developing demographic profiling of sports enthusiasts is one key strategy. cyberoad.com intends to use this demographic information to implement multi-segmented email programs designed to convert portal users into gaming website clients. Further, cyberoad.com expects to benefit from its cross-over branding support strategy.

        INTERNET CASINO PRODUCT

        The Internet casino product development sector has far outstripped the development of sportsbook systems. The key reason for this is that barriers to entry into Internet casino system development are lower than sportsbook development. Much like Internet sportsbooks, Internet casinos require game system software, and an accounting system (e-commerce). But while Internet casinos require nominal management and support staff, Internet sportsbook systems are relatively complex to manage. Additional costs result from ongoing management of day-to-day activities (line entry, line management, event grading, and customer support) and infrastructure (call center and customer support center).

        Two of the primary casino system developers and vendors are Cryptologic and Boss Media, yet to date neither have a commercially available Internet sportsbook product. cyberoad.com, in maintaining a full complement of gaming products, has licensed two casino websites (The Big Casino and Grand Prix Casino), both of which are browser-based systems. The cyberoad.com casino system components are licensed from third parties and integrated into the eCash framework for its licensees. Having a browser-based system is a competitive advantage for cyberoad.com over systems such as Cryptologic, which offers a download product. With a browser-based product, cyberoad.com provides a feature that attracts many web users who are reluctant to download software over the Internet. To date, most casino systems operate with a downloadable product.

INTELLECTUAL PROPERTY

        cyberoad.com regards its copyrights, service marks, trademarks, trade dress, trade secrets, proprietary technology and similar intellectual property as critical to its success, and relies on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with its employees, customers, independent contractors, partners and others to protect its proprietary rights. cyberoad.com strategically pursues the registration of its trademarks and service marks in the United States, and has applied for registration in the United States for certain of its trademarks and service marks, including "CYBEROAD". cyberoad.com also applied for Community Trade Mark applications in Europe for certain of its trademarks and service marks. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which cyberoad.com's products and services are made available.

        cyberoad.com filed a trademark/service mark application for the mark "CYBEROAD" on June 4, 1999.

        cyberoad.com filed a trademark/service mark application for the mark "eBanx" and design on June 4, 1999.

        cyberoad.com mailed a trademark/service mark application to the United States Patent and Trademark Office, instructed for filing of the mark "LIVE LINES" on January 19, 2000.

        cyberoad.com mailed a trademark/service mark application to the United States Patent and Trademark Office, instructed for filing of the mark "LIVE ODDS" on January 19, 2000.

        cyberoad.com mailed a trademark/service mark application to the United States Patent and Trademark Office, instructed for filing of the logo "Walking Man" on January 19, 2000.

        cyberoad.com filed a Community Trade Mark Application for the mark EBANX.COM on May 7, 1999.

        On January 31, 2000, cyberoad.com was assigned the rights to the Community Trade Marks CYBEROAD and CYBEROAD.COM. Applications for both of these marks were filed on May 7, 1999.

REGULATORY FRAMEWORK

        As a supplier of software programs that are used on Internet gaming Web sites, the regulatory framework that will most likely affect our business is the framework designed to regulate Internet gaming.

        Many countries currently are struggling with regulatory issues surrounding wagering and gambling over the Internet. More specifically, they are considering the merits, limitations and enforceability of prohibition, regulation or taxation of wagering and gambling transactions over the Internet. There is uncertainty regarding exactly which government has jurisdiction or authority to regulate or legislate with respect to the Internet gaming industry. Several Caribbean countries, Australia, and certain Native American territories have taken the position that Internet gaming is legal and have adopted (or are in the process of reviewing) legislation to regulate Internet gaming within their jurisdictions.

        A recently published industry report by Bear Stearns states that if a government has made the determination that Internet gaming is illegal, then the government may target six major groups in an effort to enforce its laws: (1) the operators of the Internet gambling sites, (2) Internet Service Providers, (3) index providers (for example, a search engine that allows a Web user to find Internet sites whose descriptions match a word or phrase), (4) sites that accept gambling advertising, (5) financial transaction providers, and (6) the home users. The Bear Stearns report did not identify software suppliers as one of these groups; however, if a software supplier's role be such that it could be classified as a member of one of these six groups, the software supplier could face potential enforcement actions.

        On August 20, 1999, investigators from the British Columbia Coordinated Law Enforcement Unit executed search warrants at the offices of Starnet Communications International, Inc. and the homes of six of Starnet's officers and directors. According to documents filed by the Coordinated Law Enforcement Unit, Starnet is being investigated for, among other things, illegal betting and bookmaking and making agreements for the purchase and sale of betting and gaming privileges. We believe the investigation was the result of Starnet's casino management and administration of third party gaming operations and the operation of their own gaming web site. As of November 30, 1999, we believe the investigations are still pending based on publicly available information.

        In the United States, the ownership and operation of land-based gaming facilities has traditionally been regulated on a state by state basis. According to the Bear Stearns report, the federal government's role in regulating gambling appears to be changing. Increased federal interest may not result in new regulations for traditional forms of gambling that are easily subject to the police power of the individual states, but may result in a redefined role for the federal government in dealing with Internet gaming. The U.S. Department of Justice currently maintains that, technically, there are no specific U.S. federal provisions against the placing of bets over the Internet. However, the Justice Department also maintains that it is illegal to operate Internet gaming Web sites and servers from within the United States. In light of this, many Internet gaming sites are licensed and house servers located outside the United States. According to the Justice Department, it is illegal for any Internet gambling operation outside the U.S. to accept bets from U.S. citizens.

        The United States Federal Wire Act contains provisions that make it a crime for anyone engaged in the business of betting or wagering to knowingly use a telephone line to transmit bets or wagers or information assisting in the placing of bets or wagers on any sporting event, unless the wagering is legal in the jurisdictions from which, and into which, the transmission is made. There are other federal laws impacting gaming activities, including the Wagering Paraphernalia Act, the Travel Act and the Organized Crime Control Act. However, it remains unresolved whether these other laws apply to gaming conducted over the Internet.

        On November 19, 1999, the United States Congress passed the Kyl Bill, which would prohibit or limit wagering activities in the United States. The House of Representatives is also considering its own version of Internet gambling legislation, which was not brought to the floor for debate before the end of the 1999 session. The House bill must be approved and reconciled with the Kyl Bill, and then signed by the President of the United States in order for the bill to become law. Under the current proposal, the Kyl Bill would prohibit Internet gaming in the United States and would likely be enforced by law enforcement identifying Web sites that provide illegal gambling in the United States. Should the Kyl Bill be passed in its present form, it would eliminate most arguments that Internet gambling is legal in the United States, and in order to avoid violation, would force owner/operators to provide a mechanism whereby Internet gaming Web sites were inaccessible to citizens of the United States.

OUR EMPLOYEES

        As of December 31, 1999, cyberoad.com had two full-time employees. In addition, at that date the services of 73 additional personnel were provided to cyberoad.com pursuant to its Services Agreement with Kazootek.com.

OUR PROPERTIES

        Our principal corporate offices, consisting of approximately 2,176 square feet, are located in San Jose, Costa Rica. The lease for this facility is month to month. The current monthly rental under this lease is $3,362.

LEGAL PROCEEDINGS

        We are not currently involved in any material litigation.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

        cyberoad.com's directors and executive officers, and their ages as of December 31, 1999, are as follows:

               NAME                       AGE           POSITION(S)
               John Coffey                38            Director, President
               Brent Corobotiuc           30            Director
               Stig Lyren                 44            Chief Financial Officer
               Paul Mari                  48            Chief Operating Officer
               Krista Wilson              32            Secretary

TERMS OF DIRECTORS

        Messrs. Coffey and Corobotiuc each has served as a director of cyberoad.com since April 1, 1999 and December 31, 1999, respectively. The directors of cyberoad.com serve as such until the next annual meeting of stockholders and until their successors are elected and qualified.

BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

        John Coffey has served as the President and a Director of cyberoad.com since April 1999. John has a background in International Consulting, holding a MSc in International Political Economy from the London School of Economics, a MBA from Universite Laval, and a Bachelor of Mathematics degree from the University of Waterloo. He is fluent in English, French, Japanese and Spanish. John served as an Investment Consultant to Calvex International, Inc. in Ho Chi Minh City, Vietnam from 1994 to 1995. John worked as Project Consultant to PTK Consortium, Kuala Lumpur, Malaysia from 1995 to 1997. John has served as General Manager of Sistemas de Informacion Technologica, in Costa Rica from 1997 to present. John has been living in Costa Rica, overseeing the day to day operations of cyberoad.com since May 1999.

        Brent Corobotiuc has served as Director of cyberoad.com and Manager, Netbook Functionality Design since December 1999. Brent joined cyberoad.com with several years of experience, working for Seanix Technology Inc. in Business Development from January 1995 to April 1999, combining his experience in the high-tech sector with a knowledge of sports and the gaming industry. From June 1999 to December 1999, Brent served as Operations Manager of cyberoad.com, assisting our President, John Coffey, in the daily operations of cyberoad.com.

        Stig Lyren has served as Chief Financial Officer of cyberoad.com since February 7, 2000. In 1999, Stig served as Controller of RSL Com Canada Inc. From 1998 to 1999, Stig was Controller of Overwaitea Food Group. From 1997 to 1998, Stig served as Manager, Revenue Accounting and Corporate Reporting for BC Rail Ltd., and from 1993 to 1997, he served as Manager, Financial Planning and Analysis for the same company.

        Paul Mari has served as the Chief Operating Officer of cyberoad.com since December 1999. Paul brings to cyberoad.com over 25 years of Operations Management experience. Paul has put his experience with integrating administrative policies and procedures to use in creating our business model and striving to ensure execution and delivery of our business plan. From 1984 to 1998, Paul worked for Future Shop Ltd., serving for the final eight years as Group Product Manager, Appliance Division. From 1998 to 1999, Paul served as Vice President of Operations for NTS Computer Systems Ltd.

        Krista Wilson has served as the Secretary of cyberoad.com since June 1999, and has an extensive background in Corporate Law and Securities Administration. Prior to joining cyberoad.com, from 1991 to 1998, Krista worked as Administration Manager and Corporate Secretary for and held Directorships in the NASDAQ listed Optima Petroleum Corporation, now Petroquest Energy Inc., and the TSE listed High G. Minerals Corp., a group of publicly traded oil, gas, mining, and resource based companies. Krista currently manages the Corporate Finance and Securities Administration Department.

SIGNIFICANT EMPLOYEES

        Carl Schmidt has served as Chief Information Officer since April 28, 1999. Carl is responsible for computer programming activities. For the past 11 years, his programming experience has revolved around a variety of challenging Internet and network programming assignments. Carl is proficient in several computer languages, including java, C and C++, as well as various network systems. While finishing a Bachelor of Science Degree from Simon Fraser University, from

May 1995 to December 1995 and from May 1996 to August 1996, Carl served as Systems Analyst for ISM-BC. From December 1990 to April 1997 at various points, Carl has undertaken projects as an independent consultant, including network support and installation. Carl was employed as the Chief Information Officer of Calvex International from 1997 to 1999.

        Eric Chan has served as the Controller of cyberoad.com since July 1999, managing our accounting systems and forensic audit cycles. Eric earned a Bachelor of Commerce degree from the University of Alberta, and a Bachelor of Science degree from the University of British Columbia. Eric became a fully qualified Chartered Accountant in 1996. From April 1993 to June 1996, Eric worked for Delloite & Touche as staff accountant, and from June 1996 to July 1999 Eric worked for Watson Dauphinee & Masuch, managing various audit engagements in which he gained experience in companies involved with high-tech research and development. From July 1999 to February 7, 2000, Eric also served as cyberoad.com's Chief Financial Officer.

        Joseph Chin has served as Network Systems Manager since April 28, 1999. Joseph is responsible for the implementation and management of cyberoad.com's computer systems and networks. He joined cyberoad.com with over 10 years experience in the design, implementation and management of mission-critical enterprise information systems and networks. In addition to his education in Computer Science at Simon Fraser University, Joseph is a Sun-certified systems engineer and a CCNA (Cisco Certified Network Associate). From 1992 to 1996 Joseph served as Network Systems Consultant for Prodigy technologies Corporation in Vancouver, B.C. In 1997, Joseph served as Network Systems Manager for International Bingonet Corporation, Burnaby, B.C., and Network Systems Consultant for Unilogik Computer Systems, Vancouver, B.C. Joseph was employed as the Network Systems Manager of Calvex International from 1997 to 1999.

        Ross Carriere has served as cyberoad.com's Marketing Manager since cyberoad.com's inception and is responsible for the research, design and development of our marketing and promotion plans. Ross has over 20 years of experience in sales, marketing and corporate communications, working with both public and privately held companies in the high-tech sector, as well as government agencies and institutions promoting new technology. Prior to joining cyberoad.com, Ross engaged in freelance work, providing research, design and development of marketing and promotion plans to a broad range of clients and projects.

SIGNIFICANT CONSULTANTS

        Calvin Ayre has served as Internet Business Model and Product Consultant since November 15, 1999. Calvin is the founder and visionary of both cyberoad.com and Ecomm Relationship Technologies (com) Limited. Calvin's background is in business start-ups, software development, and network and Internet technologies. He holds a Bachelor of Science degree from the University of Waterloo, and a Master of Business Administration with a major in management finance from City University in Seattle. From 1990 to 1997 Calvin was the owner and President of HQ Vancouver, a privately held Canadian business incubation company. During that time he also served as Chief Operating Officer of Calvex International Inc., a Canadian based technology development company that commenced development work for cyberoad.com. From 1996 to February 1999 Calvin was Director of Cyberoad Gaming Corporation of St. Kitts, West Indies. From February 1999 to November 1999, Calvin was employed as Chief Executive Officer and Chief Operating Officer of Cyberoad.com (Isle of Man) Ltd.

FAMILY RELATIONSHIPS

        There are no family relationships among directors and executive officers.

COMPENSATION OF DIRECTORS

        Directors of cyberoad.com do not receive any stated salary for their services as directors. cyberoad.com issued options to purchase 75,000 shares of common stock to Mr. Corobotiuc at an exercise price of $1.00 per share for his services as a director. Directors of cyberoad.com may also serve cyberoad.com in other capacities as an officer, agent or otherwise, and may receive compensation for their services in such other capacity.

EXECUTIVE COMPENSATION

        The following table sets forth, as to our four most highly compensated executive officers whose compensation exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to cyberoad.com in all capacities during the last three fiscal years. For a description of employment agreements between cyberoad.com and certain executive officers, see "Employment Agreements with Executive Officers" below.


                                    ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                               -----------------------------          -----------------------------
                                                                                        SECURITIES
                               FISCAL YEAR                              STOCK           UNDERLYING
NAME AND PRINCIPAL POSITION       ENDED             SALARY              AWARD             OPTIONS
---------------------------    -----------         ---------          ---------         -----------
John Coffey, President               1999          $ 108,000          1,882,150            300,000

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth specified information regarding options granted to each of the named executive officers during the year ended December 31, 1999.

                                    PERCENT OF TOTAL
                     SECURITIES      OPTIONS GRANTED
                     UNDERLYING       TO EMPLOYEES
                      OPTIONS          IN FISCAL         EXERCISE OR          EXPIRATION
NAME                  GRANTED            YEAR            BASE PRICE              DATE
----                -----------     ----------------     -----------        -------------
John Coffey           300,000             17.21%          $   1.00          April 1, 2009


        The percentage of total options granted to employees in 1999 shown in the table above is based on options to purchase an aggregate of 1,743,625 shares of common stock granted during the year ended December 31, 1999.

1999 YEAR-END OPTION VALUES

        The following table sets forth certain information concerning the number and value of unexercised options held by each of the named executive officers at December 31, 1999. The value of the in-the-money options is based on a Closing Sales Price of $3.375 per share on December 31, 1999, and an Exercise Price of $1.00.

                        NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                       UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS AT
                    OPTIONS AT DECEMBER 31, 1999              DECEMBER 31, 1999
                   -------------------------------     -------------------------------
NAME               EXERCISABLE       UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
----               -----------       -------------     -----------       -------------
John Coffey            99,900           200,100          $237,263          $475,238

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

        Pursuant to the Services Agreement between cyberoad.com and Kazootek.com Technologies Inc., Kazootek provides cyberoad.com with the services of several executive officers. Please refer to "Certain Relationships and Related Transactions" for a discussion of the Services Agreement with Kazootek.com.

        Eric Chan has executed an employment agreement with Kazootek.com dated October 12, 1999, pursuant to which Mr. Chan is employed by Kazootek.com for a period of one year to serve as Corporate Controller to cyberoad.com, in exchange for a base salary of $62,000 Cdn. per annum and options to purchase 60,000 shares of common stock of cyberoad.com at an exercise price of $1.00 per share.

        Paul Mari has executed an employment agreement with Kazootek.com dated December 6, 1999, pursuant to which Mr. Mari is employed by Kazootek.com for a period of six months to serve as Chief Operating Officer to cyberoad.com, in exchange for a base salary of $90,000 Cdn. per annum, and options to purchase 100,000 shares of common stock of cyberoad.com at an exercise price of $1.00 per share.

        Krista Wilson has executed an employment agreement with Kazootek.com dated September 23, 1999, pursuant to which Ms. Wilson is employed by Kazootek.com for a period of one year to serve as Manager of Corporate Securities & Administration to cyberoad.com, in exchange for a base salary of $55,000 Cdn. per annum and options to purchase 60,000 shares of common stock of cyberoad.com at an exercise price of $1.00 per share.

        Stig Lyren has executed an employment agreement with Kazootek.com dated February 7, 2000, pursuant to which Mr. Lyren is employed by Kazootek.com, commencing with a probationary period of six months, to serve as Chief Financial Officer of cyberoad.com, in exchange for a base salary of $80,000 Cdn. per annum and options to purchase 20,000 shares of common stock of cyberoad.com that will be issued following the expiration of the probationary period, exercisable at the current market price as at time of issuance.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

        Our Articles of Incorporation, as amended, provide that in our Bylaws, we shall have the power to indemnify our directors and executive officers and any of our other officers, employees and agents against any contingency or peril, as may be determined to be in the best interests of cyberoad.com. Our Articles of Incorporation, as amended, also empower us to purchase insurance on behalf of any person whom we are required or permitted to indemnify. To date, cyberoad.com has not entered into indemnification agreements with any of its directors, executive officers, or any other officer, employee or agent. In addition, to date, cyberoad.com has not purchased insurance policies under these indemnification provisions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        As of December 31, 1999, cyberoad.com entered into a services agreement with Kazootek.com Technologies Inc., a company incorporated under the laws of British Columbia, for the purposes of Kazootek.com providing cyberoad.com certain services including but not limited to software development and marketing, web development, network systems administration, human resources administration, consulting, and corporate finance and securities administration. The Services Agreement is effective for a period of one year, unless terminated earlier by either party upon 30 days written notice to the other party. The Services Agreement shall be automatically renewed for successive renewal periods of one year each, on each anniversary of the effective date. In return for the services provided for by Kazootek.com, cyberoad.com shall pay a fee equal to all costs plus 10% Cdn., paid annually. Paul Mari is the President of Kazootek.com and the Chief Operating Officer of cyberoad.com. Stig Lyren is the Chief Financial Officer of both Kazootek.com and cyberoad.com. Eric Chan is the Controller of both Kazootek.com and cyberoad.com. Krista Wilson is the Secretary of both Kazootek.com and cyberoad.com.

                       PRINCIPAL AND SELLING STOCKHOLDERS

        The following table presents information regarding the beneficial ownership of our common stock as of January 15, 2000 for:

        - each person who is known to us to be the beneficial owner of more than 5% percent of the outstanding common stock;

        -  each of our directors;

        -  each of the Named Executive Officers;

        -  each of the selling stockholders named in this prospectus; and

        -  all of our directors and executive officers as a group.

        The address of each person listed is in care of cyberoad.com, Corporation, Oficentro Sabana Sur, Edifico 7, 5 Piso San Jose, Costa Rica, unless otherwise provided below the person's name.

        Shares of common stock that a person has the right to acquire under options, warrants or other arrangements within 60 days of January 15, 2000 are deemed outstanding for purposes of computing the percentage ownership of the person who has the right to acquire the shares but are not deemed outstanding for computing the percentage ownership of any other person. Except as provided under applicable community property laws or as indicated in the footnotes to the table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by that stockholder.


                                                    SHARES BENEFICIALLY                                 SHARES BENEFICIALLY
                                                        OWNED PRIOR                                         OWNED AFTER
                                                        TO OFFERING                                        THE OFFERING
                                               ---------------------------                          --------------------------
                                                                                   NUMBER OF
NAME AND ADDRESS                                  NUMBER          PERCENT        SHARES OFFERED      NUMBER           PERCENT
----------------                               -----------       ---------       --------------     ---------        ---------
Thomson Kernaghan & Co. Ltd(1) .........          527,403            3.7%           527,403                 0                *
   365 Bay Street, 10th Floor
   Toronto, Ontario M5H-2V2
Peter Legault ..........................           40,000                *            40,000                0                *
   c/o Thomson Kernaghan & Co. Ltd
   365 Bay Street, 10th Floor
   Toronto, Ontario M5H-2V2
Westover Investments Inc. ..............           31,000                *            31,000                0                *
   c/o Thomson Kernaghan & Co. Ltd
   365 Bay Street, 10th Floor
   Toronto, Ontario M5H-2V2
David L.K. Bruce .......................           31,000                *            31,000                0                *
   c/o Thomson Kernaghan & Co. Ltd
   365 Bay Street, 10th Floor
   Toronto, Ontario M5H-2V2
AASIF S.A ..............................           71,428                *            71,428                0                *
   c/o Thomson Kernaghan & Co. Ltd
   365 Bay Street, 10th Floor
   Toronto, Ontario M5H-2V2
Atlantis Capital Fund Ltd. .............           71,428                *            71,428                0                *
   c/o Thomson Kernaghan & Co. Ltd
   365 Bay Street, 10th Floor
   Toronto, Ontario M5H-2V2

Brian Matheson .........................           30,000         *                 30,000               0          *
   c/o Thomson Kernaghan & Co. Ltd
   365 Bay Street, 10th Floor
   Toronto, Ontario M5H-2V2
CALP II LP. ............................          142,857        1.0%              142,857               0          *
   c/o Thomson Kernaghan & Co. Ltd
   365 Bay Street, 10th Floor
   Toronto, Ontario M5H-2V2
779271 Ontario Ltd. ....................           87,500         *                 87,500               0          *
   c/o Thomson Kernaghan & Co. Ltd
   365 Bay Street, 10th Floor
   Toronto, Ontario M5H-2V2
Thesis Group Inc. ......................          140,000         *                140,000               0          *
   c/o Thomson Kernaghan & Co. Ltd
   365 Bay Street, 10th Floor
   Toronto, Ontario M5H-2V2
Striker Capital Ltd. ...................          717,483        5.1%              717,483               0          *
   c/o Thomson Kernaghan & Co. Ltd
   365 Bay Street, 10th Floor
   Toronto, Ontario M5H-2V2
Benitz and Partners Ltd. ...............           52,500         *                 52,500               0          *
   c/o Thomson Kernaghan & Co. Ltd
   365 Bay Street, 10th Floor
   Toronto, Ontario M5H-2V2
Colony Investments Ltd. ................          140,000         *                140,000               0          *
   c/o Thomson Kernaghan & Co. Ltd
   365 Bay Street, 10th Floor
   Toronto, Ontario M5H-2V2
El Moro Trust ..........................          600,000        4.2%              600,000               0          *
   Larchwood Clay Head Road
   Baldrive, Isle of Man
   British Isles
Dhoon Glen Trust .......................          500,000        3.5%              500,000               0          *
   International House
   Victoria Road
   Douglas, Isle of Man
   British Isles
Beru Establishment Ltd. ................          400,000        2.8%              400,000               0          *
   Pflugstrasse 10
   PO Box 1623
   FL-9490
   Vaduz, Liechtenstein
Dal Brynelsen ..........................           50,000         *                 50,000               0          *
John Coffey(2) .........................        2,008,150       14.2%                    0       2,008,150       14.2%
Brent Corobotiuc(3) ....................           30,000         *                      0          30,000          *
Paul Mari ..............................                0         *                      0               0          *
Krista Wilson(4) .......................           45,200         *                      0          45,200          *
Stig Lyren .............................                0         *                      0               0          *

Directors and executive officers
   as a group (5 persons)(5) ............    2,083,350           14.3%             0              2,083,350           14.3%

----------
*    Less than one percent.

(1) Includes 264,886 shares of common stock underlying stock options which are currently exercisable and which were issued as a placement agency commission fee.

(2) Includes 126,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable on or before March 15, 2000

(3) Includes 30,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable on or before March 15, 2000.

(4) Includes 25,200 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable on or before March 15, 2000.

(5) Includes 181,200 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable on or before March 15, 2000.


                              PLAN OF DISTRIBUTION

        In July 1999 we completed the sale of up to 1,400,000 shares of our common stock pursuant to an offering under Regulation S of the Securities Act of 1933, as amended, to investors that are not "U.S. Persons" as defined under Regulation S. In that offering, we also granted a compensatory option to purchase 200,000 shares of common stock at an exercise price of $1.00 to Thomson Kernaghan for serving as placement agent in the offering. In November 1999 we completed the sale of 648,859 shares of common stock pursuant to an offering under Regulation S of the Securities Act of 1933, as amended, to investors that are not "U.S. Persons" as defined under Regulation S. In that offering, we also granted a compensatory option to purchase 64,886 shares of common stock at an exercise price of $3.50 to Thomson Kernaghan for serving as placement agent in the offering and issued into escrow 850,000 shares of our common stock that may be issued to certain of the selling stockholders pursuant to the terms of the offering. Effective November 11, 1999, we issued 1,500,000 shares of our common stock to three selling security holders in exchange for all of the issued and outstanding shares of Ecomm Relationship Technologies (IOM) Limited. In November 1999 we issued 50,000 shares of our common stock to a selling security holder as compensation for services rendered.

        Our gross proceeds from the offer and sale of our common stock in the offering completed in July 1999 was $2,002,000 and our net proceeds were approximately $1,865,019. Our gross proceeds from the offer and sale of our common stock in the offering completed in November 1999 was $2,271,007 and our net proceeds were approximately $2,030,996.

        The Selling Security Holders have advised us that the sale or distribution of the common stock may be effected directly to purchasers by the Selling Security Holders as a principal or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) in the over-the-counter market,
(ii) in transactions otherwise than in the over-the-counter market, or (iii) through the writing of options (whether such options are listed on an options exchange or otherwise) on, or settlement of short sales of, the Common Stock. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the Selling Security Holders or by agreements between the Selling Security Holders and underwriters, brokers, dealers or agents or purchasers. If the Selling Security Holders effect such transactions by selling common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The Selling Security Holders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

        Because each of the Selling Security Holders may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the Selling Security Holders will be subject to prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of their shares, the Selling Security Holders, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Exchange Act until its participation in the distribution is completed.

        To comply with the securities laws of certain jurisdictions, if applicable, the shares of common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the shares of common stock may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. Upon request of certain Selling Security Holders, we will make all applicable filings under state securities or blue sky laws.

        The Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the shares of common stock by the Selling Security Holders. The foregoing may affect the marketability of the shares of common stock.

        We will pay all expenses of the registration of the shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Security Holders will pay all underwriting discounts and selling commissions, if any.

                          DESCRIPTION OF CAPITAL STOCK

        We are authorized to issue a total of 500,000,000 shares of common stock, par value $0.00001 per share. As of December 31, 1999, 14,159,009 shares of our common stock were issued and outstanding.

VOTING RIGHTS; DIVIDENDS; PREEMPTION; REDEMPTION; CONVERSION; LIQUIDATION

        The holders of common stock (i) are entitled to one vote per outstanding share on all matters requiring shareholder action, (ii) have no preemptive or other rights and there are no redemption, sinking fund or conversion privileges applicable thereto and (iii) are entitled to receive dividends as and when declared by the board of directors out of funds legally available therefore. Upon liquidation, dissolution or winding up of cyberoad.com, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.

COMPENSATION OPTIONS

        Thomson Kernaghan & Co. Limited is the registered holder of options to purchase 200,000 shares of common stock of cyberoad.com at an exercise price of $1.00 per share. These options are exercisable at any time and from time to time until June 30, 2001. Thomson Kernaghan & Co. Limited is the registered holder of options to purchase 64,886 shares of common stock at an exercise price of $3.50 per share of cyberoad.com at any time and from time to time until November 11, 2001.

TRANSFER AGENT

        cyberoad.com's transfer agent is Interwest Transfer Co., Inc.. The transfer agent's mailing address is 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

        Our Articles of Incorporation, as amended, provide that in our Bylaws, we shall have the power to indemnify our directors and executive officers and any of our other officers, employees and agents against any contingency or peril, as may be determined to be in the best interests of cyberoad.com. Our Articles of Incorporation, as amended, also empower us to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

        The validity of the common stock subject to this offering will be passed upon for us by Troop Steuber Pasich Reddick & Tobey, LLP, Los Angeles, California, counsel to cyberoad.com Corporation.


                                     EXPERTS

        The financial statements of Cyberoad Gaming Corporation for the nine months ended April 30, 1999 and for the fiscal year ended July 31, 1998, and the financial statements of cyberoad.com for the nine months ended September 30, 1999 included in this prospectus have been so included in reliance on the report of Pannell, Kerr, Forster, independent accountants, given on their authority as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission in Washington, D.C., a registration statement under the Securities Act covering the shares to be sold using this prospectus. This prospectus does not contain all of the information included in the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and with respect to any contract or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved. For further information about us and the shares offered using this prospectus, please refer to the registration statement and the exhibits to the registration statement. A copy of the registration statement, including the exhibits, may be inspected without charge at the Securities and Exchange Commission's principal office in Washington, D.C., and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed rates.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


CONSOLIDATED FINANCIAL STATEMENTS OF CYBEROAD.COM CORPORATION                          PAGE
Report of Independent Chartered Accountants..........................................

Consolidated Balance Sheets as at September 30, 1999 and December 31, 1998...........

Consolidated Statements of Operations for the Nine Months Ended September 30, 1999
and for Year Ended December 31, 1998.................................................

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 1999...

Notes to the Consolidated Financial Statements for the Nine Months Ended September
30, 1999.............................................................................


CONSOLIDATED FINANCIAL STATEMENTS OF CYBEROAD GAMING CORPORATION

Report of Independent Chartered Accountants..........................................

Consolidated Balance Sheets for the Periods Ended April 30, 1999, July 31, 1998,
and July 31, 1997....................................................................

Consolidated Statements of Operations for the Nine Months Ended April 30, 1999 and
Years Ended July 31, 1998 and July 31, 1997..........................................

Consolidated Statements of Stockholders' Equity (Deficit) for the Nine Months
Ended April 30, 1999 and Years Ended July 31, 1998 and July 31, 1997.................

Consolidated Statements of Cash Flows for the Nine Months Ended April 30, 1999 and
Years Ended July 31, 1998 and July 31, 1997..........................................

Notes to the Consolidated Financial Statements for the Nine Months Ended April 30,
1999 and Years Ended July 31, 1998 and July 31, 1997.................................

PANNELL KERR FORSTER

                  REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
OF CYBEROAD.COM CORPORATION

We have audited the accompanying consolidated balance sheets of Cyberoad.com Corporation as at September 30, 1999 and December 31, 1998 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the nine months ended September 30, 1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at September 30, 1999 and December 31, 1998 and the results of its operations and its cash flows for each of the periods referred to above in conformity with generally accepted accounting principles in the United States.

/s/ PANNELL KERR FORSTER
--------------------------------
Pannell Kerr Forster
Chartered Accountants

Vancouver, Canada
December 22, 1999


                                                     [PANNELL KERR FORSTER LOGO]

CYBEROAD.COM CORPORATION
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 1999 AND DECEMBER 31, 1998
(U.S. DOLLARS)

                                                                   SEPTEMBER 30,   DECEMBER 31,
                                                                       1999            1998
                                                                   -------------   ------------
ASSETS

CURRENT
  Cash and term deposits                                           $1,031,705      $        0
  Restricted cash (note 3)                                          1,502,494               0
  Accounts receivable                                                 238,118               0
  Due from related parties (note 8)                                    26,355               0
  Prepaid expenses                                                    279,350               0
  Stock subscriptions receivable (note 3)                              28,508               0
                                                                   ----------      ----------
TOTAL CURRENT ASSETS                                                3,106,530               0
DEPOSITS (note 4)                                                     389,723               0
PROPERTY AND EQUIPMENT (note 5)                                     1,017,219               0
OTHER (note 6)                                                        245,042               0
                                                                   ----------      ----------
                                                                   $4,758,514      $        0
                                                                   ==========      ==========
LIABILITIES

CURRENT

  Accounts payable and accrued liabilities (note 7)                $   39,544      $    1,834
  Customer deposits                                                   671,513               0
  Due to related parties (note 8)                                     211,080               0
  Current portion of capital lease obligations (note 9)                53,782               0
                                                                   ----------      ----------
TOTAL CURRENT LIABILITIES                                             975,919           1,834
DEPOSITS FROM MERCHANTS (note 10)                                     382,578               0
CAPITAL LEASE OBLIGATIONS (note 9)                                    153,873               0
                                                                   ----------      ----------
                                                                    1,512,370           1,834
                                                                   ----------      ----------

STOCKHOLDERS' EQUITY (DEFICIT) (notes 3, 12, 13 and 14)

COMMON STOCK, $0.00001 par value; 500,000,000 shares
  authorized, 13,258,509 shares issued and outstanding at
  September 30, 1999 and 5,025,000 shares issued and outstanding
  at December 31, 1998                                                    132              50

ADDITIONAL PAID-IN CAPITAL                                          4,084,857           4,950
ACCUMULATED DEFICIT                                                  (838,845)         (6,834)
                                                                   ----------      ----------
                                                                    3,246,144          (1,834)
                                                                   ----------      ----------
                                                                   $4,758,514      $        0
                                                                   ==========      ==========

Commitments (note 11)

See notes to consolidated financial statements.

CYBEROAD.COM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND YEAR ENDED DECEMBER 31, 1998 (U.S. DOLLARS)

                                                 SEPTEMBER 30,  DECEMBER 31,
                                                     1999           1998
                                                 -------------  ------------
REVENUES
  Data processing                                 $  257,617     $        0
  Transaction processing                             235,798              0
  Systems support and maintenance                    209,410              0
  Marketing                                           86,731              0
  Other                                               13,468              0
                                                 -------------  ------------
                                                     803,024              0
                                                 -------------  ------------
DIRECT COSTS
  Data processing                                    111,291              0
  Transaction processing                             134,869              0
  Marketing                                          368,457              0
  Royalties                                           14,196              0
                                                 -------------  ------------
                                                     628,813              0
                                                 -------------  ------------
GROSS MARGIN                                         174,211              0
                                                 -------------  ------------
DEVELOPMENT EXPENSES
  Equipment                                           15,193              0
  Salaries                                           131,352              0
  Other                                               22,052              0
                                                 -------------  ------------
                                                     168,597              0
                                                 -------------  ------------
OPERATING EXPENSES
  Wages and employee benefits                        229,636              0
  Consulting and management fees (note 8)            206,642              0
  Professional fees                                   68,293              0
  Equipment rental and maintenance                    57,920              0
  Rent                                                55,763              0
  Office and miscellaneous                            35,109          1,834
  Stock options benefits (note 12)                    33,867              0
  Advertising and promotion                           33,639              0
  Travel                                              25,484              0
  Professional development                            19,252              0
  Telecommunications                                  16,881              0
  Automobile                                           5,751              0
  Bank charges and interest                            4,447              0
  Amortization and depreciation                       44,941              0
                                                 -------------  ------------
                                                     837,625          1,834
                                                 -------------  ------------

NET LOSS                                          $ (832,011)    $   (1,834)
                                                 =============  ============

NET LOSS PER SHARE -- BASIC AND DILUTED           $    (0.10)    $    (0.00)
                                                 =============  ============

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                               8,437,953      5,025,000
                                                 =============  ============


See notes to consolidated financial statements.
                                                                               3

CYBEROAD.COM CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND YEAR ENDED DECEMBER 31, 1998 (U.S. DOLLARS)

                                                            ADDITIONAL                     TOTAL
                                            COMMON STOCK     PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                          NUMBER    AMOUNT   CAPITAL       DEFICIT    EQUITY (DEFICIT)
                                        ----------  ------  ----------   -----------  ----------------

Balance, December 31, 1997               5,025,000  $  50   $    4,950   $   (5,000)    $         0
Net loss for year                                0      0            0       (1,834)         (1,834)
                                        ----------  -----   ----------   ----------     -----------
Balance, December 31, 1998               5,025,000     50        4,950       (6,834)         (1,834)
Cancellation of common stock            (3,975,000)   (40)          40            0               0
Issuance of common stock
  For cash                               1,400,000     14    2,001,986            0       2,002,000
  For acquisition of a subsidiary*       8,659,650     87            0            0              87
  Share issue cost                               0      0     (136,967)           0        (136,967)
Stock subscriptions
  For cash (note 3)**                      648,859      6    2,271,001            0       2,271,007
  For acquisition of a subsidiary***     1,500,000     15      149,985            0         150,000
  Share issue costs                              0      0     (240,005)           0        (240,005)
Stock options benefits (note 12)                 0      0       33,867)           0          33,867
Net loss for nine months                         0      0            0     (832,011)       (832,011)
                                        ----------  -----   ----------   ----------     -----------
Balance, September 30, 1999             13,258,509  $ 132   $4,084,857   $ (838,845)    $ 3,246,144
                                        ==========  =====   ==========   ==========     ===========

*    Cyberoad.com (Isle of Man) Ltd.

** During the period ended September 30, 1999, the Company agreed to issue up to 1,000,000 shares of the Company at $3.50 per share. Net proceeds of $28,508 not received to September 30, 1999 have been received subsequently.

*** During the period ended September 30, 1999, the Company agreed to issue 1,500,000 shares at $0.10 per share to acquire all of the shares of eBanx.com (Isle of Man) Limited, a wholly owned subsidiary.




See notes to consolidated financial statements.

CYBEROAD.COM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND YEAR ENDED DECEMBER 31, 1998 (U.S. DOLLARS)

--------------------------------------------------------------------------------------------------------
                                                                    SEPTEMBER 30,        DECEMBER 31,
                                                                         1999                1998
--------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net loss                                                            $  (832,011)       $    (1,834)
  Adjustments to reconcile net loss to net cash
    used by operating activities
    Amortization and depreciation                                          44,941                  0
    Stock options benefits                                                 33,867                  0
  Changes in operating assets and liabilities
    Accounts receivable                                                  (264,473)                 0
    Prepaid expenses                                                     (279,350)                 0
    Deposits                                                             (389,723)                 0
    Other assets                                                         (103,296)                 0
    Accounts payable and accrued liabilities                              37,710               1,834
    Customer deposits                                                     671,513                  0
    Deposits from merchants                                               382,578                  0
--------------------------------------------------------------------------------------------------------

NET CASH USED BY OPERATING ACTIVITIES                                    (698,244)                 0
--------------------------------------------------------------------------------------------------------

NET CASH USED BY INVESTING ACTIVITY
  Acquisition of property and equipment                                  (812,822)                 0
--------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
  Issuance of common stock                                              4,244,499                  0
  Restricted cash held subject to escrowed closing                     (1,502,494)                 0
  Share issue costs                                                      (376,972)                 0
  Advances from and expenses paid
    by related parties                                                    211,080                  0
  Capital lease obligations                                               (33,342)                 0
--------------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                               2,542,771                  0
--------------------------------------------------------------------------------------------------------

INCREASE IN CASH                                                        1,031,705                  0
CASH, BEGINNING OF PERIOD                                                       0                  0
--------------------------------------------------------------------------------------------------------

CASH, END OF PERIOD                                                   $ 1,031,705        $         0
========================================================================================================

SUPPLEMENTAL INFORMATION
  Income taxes paid                                                   $         0        $         0
  Interest paid                                                             4,447                  0
  Non-cash investing activity
    Equipment leasing                                                     240,997                  0
    Shares used for subsidiary acquisitions                               150,087                  0
========================================================================================================


See notes to consolidated financial statements.                                5

CYBEROAD.COM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND YEAR ENDED DECEMBER 31, 1998 (U.S. DOLLARS)

--------------------------------------------------------------------------------

1.   ORGANIZATION AND BUSINESS

     Cyberoad.com Corporation ("the Company") was organized June 23, 1988 under the laws of the State of Florida as Sunshine Equities Corp. The Company changed its name to LAL Ventures Corp. and then to Cyberoad.com Corporation on May 3, 1999. The Company commenced operations on May 1, 1999 when the subsidiaries acquired operating assets from a related Company (note 2(a)).

     The Company's principal business is the development of internet gaming software, the licensing of the software to other companies and online financial transactions processing facility through its wholly-owned subsidiary, eBanx.com (Isle of Man) Ltd. The Company also operates an internet data processing and call centre based in Costa Rica.

2.   SIGNIFICANT ACCOUNTING POLICIES

     (a)  Principles of consolidation and acquisitions

          These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Cyberoad.com (Isle of Man) Ltd., eBanx.com (Isle of Man) Ltd., Isle of Man Corporations, eBanx Ltd., a Nevada Corporation and Sistemas de Informacion Technologia ("SIT"), Informacion y Technologia Canadiense ("ITC"), Costa Rica Corporations. All significant intercompany balances and transactions have been eliminated. Details of the acquisitions, which have been accounted for using the purchase method, are set out below.

          (i) The Company acquired all of the outstanding shares of Cyberoad.com (Isle of Man) Ltd., for 8,659,650 shares of the Company at a par value of $0.00001 per share. This subsidiary had no assets or liabilities at acquisition date.

               On May 1, 1999, Cyberoad.com (Isle of Man) Ltd. acquired all the capital assets of a related company for consideration of $10.

CYBEROAD.COM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND YEAR ENDED DECEMBER 31, 1998
(U.S. DOLLARS)
--------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

           (ii) The Company agreed to acquire all of the outstanding shares of eBanx.com (Isle of Man) Ltd. (which has a Nevada subsidiary, eBanx Ltd.), for 1,500,000 shares of the Company at a price of $0.10 per share. These companies had a net book value of $0 at agreement date resulting in goodwill of $150,000 on consolidation.

                    On May 1, 1999, eBanx.com (Isle of Man) Ltd. acquired certain assets and liabilities including the eBanx trademark, domain name and other intellectual properties from a related company for a consideration of $50,000.

                    Details of this purchase are as follows:

                    Total liabilities                       $ 655,445
                    Total assets                             (652,122)
                    Cash consideration                         50,000
                                                            ---------
                    Goodwill                                $  53,323
                                                            =========

           (iii) On May 1, 1999, Cyberoad.com (Isle of Man) Ltd. acquired all of the outstanding shares of SIT and ITC as well as the license to the "CR Netbook" software from a related company for consideration of $30,000 which is included in software license (note 6).

     (b)  Financial Instruments

          The Company's financial instruments consist of accounts receivable, due from related parties, deposits, accounts payable and accrued liabilities, customer deposits, due to related parties, deposits from merchants and capital lease obligations. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risk arising from these financial instruments. The fair value of these financial instruments approximate their carrying values unless otherwise noted.

     (c)  Foreign operations and concentrations

          The U.S. dollar is considered the functional currency for all subsidiaries. Accordingly, the monetary assets and liabilities of these entities have been remeasured using the current rates of exchange and nonmonetary assets have been remeasured using the appropriate historical rates of exchange. Gains and losses from this translation practice have not been significant. Comprehensive loss would be approximately the same as reported in these financial statements which give effect to the translation of the financial statements of these entities on the aforementioned basis.

CYBEROAD.COM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND YEAR ENDED DECEMBER 31, 1998 (U.S. DOLLARS)

------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (d)  Property and equipment and other costs

          Property and equipment are carried at cost less accumulated amortization and depreciation. Amortization and depreciation of property and equipment are calculated at the following annual rates (commencing when the assets are put into use):

           Computer software                     - 50% Declining balance
           Computer equipment                    - 30% Declining balance
           Furniture, fixtures and equipment     - 20% Declining balance
           Leased equipment                      - 20% and 30% Declining balance
           Leasehold improvements                - 12.5% Straight-line
           Goodwill                              -  5% Straight-line
           Software license                      - 20% Straight-line

     (e)  Revenue recognition

          The Company recognizes revenues from licensees and customers on an accrual basis based on agreed terms of licenses and contracts as the services are rendered. Allowances for non-collection of revenues are made when collectibility becomes uncertain.

          In May 1997 a Statement of Position "Software Revenue Recognition (SOP 97-2) was issued. SOP 97-2 as amended by SOP 98-9 provides revised and expanded guidance on software revenue recognition and applies to all entities that earn revenue from licensing, selling or otherwise marketing computer software. SOP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997. The application of SOP 97-2 and SOP 98-9 has not had a material impact on the Company's results of operations.

     (f)  Net loss per share

          Net loss per share computations are based on the weighted average number of common shares outstanding during the year. Diluted loss per share has not been presented separately, as the outstanding stock options and warrants are anti-dilutive for each of the periods presented.

     (g)  Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CYBEROAD.COM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND YEAR ENDED DECEMBER 31, 1998 (U.S. DOLLARS)

-------------------------------------------------------------------------------

2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

      (h)   Regulation risk

            The Company intends to provide its services in jurisdictions that do not prohibit gaming over the Internet. There can be no assurance that the Company will be able to comply with future government regulations that will affect gaming operations in a significant number of international jurisdictions. Costa Rica has laws prohibiting gaming offered to residents to Costa Rica. As a result, the Company's Costa Rica based operations only offer to subscribers outside of Costa Rica.

3.    RESTRICTED CASH AND STOCK SUBSCRIPTIONS

      Restricted cash of $1,502,494 represents funds for stock subscriptions held in a lawyer's trust account. These funds are to be released subject to an escrowed closing relating to the issue of 648,859 shares. The closing occurred in November 1999 when stock subscribed was fully paid.

4.    DEPOSITS

      Deposits are comprised of funds that have been withheld by banks and credit card processors.

5.    PROPERTY AND EQUIPMENT

      -------------------------------------------------------------------------
                                              1999                        1998
      -------------------------------------------------------------------------
                                          Accumulated
                                          Amortization
                                              and
                              Cost        Depreciation        Net         Net
      -------------------------------------------------------------------------
      Computer software      $  363,233     $    8,711     $  354,522    $   0
      Computer equipment        354,415         12,619        341,796        0
      Furniture, fixtures
        and equipment            40,160          3,487         36,673        0
      Leased equipment          240,997         11,210        229,787        0
      Leasehold
        improvements             55,014            573         54,441        0
      -------------------------------------------------------------------------
                             $1,053,819     $   36,600     $1,017,219    $   0
      -------------------------------------------------------------------------

CYBEROAD.COM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND YEAR ENDED DECEMBER 31, 1998 (U.S. DOLLARS)

================================================================================

6.   OTHER ASSETS


     ==================================================================================
                                                                        1999      1998
     ----------------------------------------------------------------------------------
     Goodwill, net of accumulated amortization of $4,258              $200,125   $    0

     Software license, net of accumulated amortization of $4,083        44,917        0

     ----------------------------------------------------------------------------------
                                                                      $245,042   $    0
     ==================================================================================

7.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     ==================================================================================
                                                                        1999      1998
     ----------------------------------------------------------------------------------
     Trade payables                                                   $28,907    $1,834

     Accrued liabilities                                                9,088         0

     Payroll and social security taxes                                  1,549         0
     ----------------------------------------------------------------------------------
                                                                      $39,544    $1,834
     ==================================================================================

8.   RELATED PARTY TRANSACTIONS

     (a) During the period ended September 30, 1999, the Company paid related parties $78,316 (1998-Nil) in consulting fees.

          The above transactions were completed in the normal course of operations on normal market terms and were recorded at fair market value as estimated by management.

     (b) Amounts due from related parties represent advances to a director of the Company and to a director of a related company.

     (c) Amounts due to related parties are to a company related by common management and to a director of certain subsidiaries.

CYBEROAD.COM CORPORATION
Notes to Consolidated Financial Statements
Nine Months Ended September 30, 1999 and Year Ended December 31, 1998 (U.S. Dollars)

================================================================================
9.   CAPITAL LEASE OBLIGATIONS
     ===========================================================================
     1999                                                         $ 19,131
     2000                                                           76,523
     2001                                                           76,523
     2002                                                           69,460
     2003                                                            9,556
     Thereafter                                                      5,176
     ---------------------------------------------------------------------------
     Total minimum lease payments                                  256,369
     Less:  Amount representing interest                            48,714
     ---------------------------------------------------------------------------
     Present value of net minimum lease payments                   207,655
     Less:  Current portion                                         53,782
     ---------------------------------------------------------------------------

                                                                  $153,873
     ===========================================================================

10.  DEPOSITS FROM MERCHANTS

     Deposits from merchants are funds withheld by the Company to cover potential chargebacks and losses.

11.  COMMITMENTS

     The Company is committed to the following rental payments for office premises and equipment operating leases for fiscal years ending December 31:

     ===========================================================================

     1999                                                          $ 42,000
     2000                                                           188,000
     2001                                                           207,000
     2002                                                           141,000
     2003                                                            26,000
     Thereafter                                                       4,000
     ---------------------------------------------------------------------------

                                                                   $608,000
     ===========================================================================

CYBEROAD.COM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND YEAR ENDED DECEMBER 31, 1998 (U.S. DOLLARS)

--------------------------------------------------------------------------------

12.  STOCK OPTIONS

     The Company granted stock options to directors and employees as follows:

     -------------------------------------------------------------------------------------------------------------------------------
                                                      EXERCISE                                             NUMBER OF OPTIONS
     EXPIRY DATE                                       PRICE                                              1999            1998

     April 1, 2009                                    $1.50                                               1,428,625          0
     July 26, 2009                                    $3.50                                                 125,000          0
     July 26, 2009                                    $5.00                                                  75,000          0
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                          1,628,625          0
     -------------------------------------------------------------------------------------------------------------------------------

     The Company has elected to follow APB 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock options. The exercise price of the April 1, 2009 stock options equals the market price of the underlying stock on the date of grant, therefore, no compensation expense is recognized for these options. The exercise prices of the July 26, 2009 stock options were below the market price of the underlying stock on the date of grant, therefore, compensation expense was recorded under the intrinsic value method. Had compensation expense been determined on the basis of the estimated fair values of the options granted in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation", September 30, 1999 net loss would have been increased by $1,234,000 or $0.15 per common share.

     The Fair value of common share options granted in 1999 is $1,268,000. The fair value of common share options granted is estimated as at the grant date using the Black-Scholes option pricing model, using the following weighted average assumptions:

     Dividend yield                             0%
     Risk-free interest rate                    6%
     Expected life                              2 years
     Expected volatility                       40%

     -------------------------------------------------------------------------------------------------------------------------------
                                                        1999                           1998
     -------------------------------------------------------------------------------------------------------------------------------
     Weighted average options outstanding                    1,006,734                         0
     -------------------------------------------------------------------------------------------------------------------------------
     Weighted average exercise price of options                  $1.38                     $0.00
     -------------------------------------------------------------------------------------------------------------------------------
     As of September 30, 1999, 312,000 options have been vested.

13.  WARRANTS

     The Company has 200,000 (1998-Nil) warrants outstanding exercisable at $1 per warrant. Each warrant entitles the holder to purchase 1 share of common stock. The warrants expire on June 1, 2001.

CYBEROAD.COM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND YEAR ENDED DECEMBER 31, 1998
(U.S. DOLLARS)
--------------------------------------------------------------------------------

14.  SUBSEQUENT EVENTS
     Subsequent to the period-end, the Company:

     (a)  Granted stock options to employees as follows:

     -------------------------------------------------------------------------------------------------------------------------------
                                                      EXERCISE                                           NUMBER OF
     EXPIRY DATE                                       PRICE                                              OPTIONS
     -------------------------------------------------------------------------------------------------------------------------------
     October 1, 2009                                  $5.50                                                20,000
     November 15, 2009                                $4.50                                                60,000
     December 16, 2009                                $3.50                                                25,000
     December 23, 2009                                $3.50                                                10,000
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                          115,000
     -------------------------------------------------------------------------------------------------------------------------------

     (b) Issued 64,886 warrants exercisable at $3.50 per warrant. Each warrant entitles the holder to purchase 1 share of common stock. The warrants expire on November 1, 2001.

Pannell Kerr Forster











                  REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
OF CYBEROAD GAMING CORPORATION

We have audited the accompanying consolidated balance sheets of Cyberoad Gaming Corporation as at April 30, 1999, July 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the nine months ended April 30, 1999 and for each of the years ended July 31, 1999 and July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at April 30, 1999, July 31, 1998 and July 31, 1997 and the results of its operations and its cash flows for each of the periods referred to above in conformity with generally accepted accounting principles in the United States.

As described in note 14, subsequent to year-end, the Company entered into agreements that will result in the Company having no ongoing operations.










/s/ Pannell Kerr Forster

Chartered Accountants

Vancouver, British Columbia
September 24, 1999
                                                             [PANNELL KERR LOGO]

CYBEROAD GAMING CORPORATION
CONSOLIDATED BALANCE SHEETS
APRIL 30, 1999, JULY 31, 1998 AND 1997
(U.S. DOLLARS)

===============================================================================
                                      April 30,                 July 31,
                                         1999             1998           1997
-------------------------------------------------------------------------------
ASSETS

CURRENT
  Cash                              $   219,809      $   151,388      $  31,871
  Accounts receivable (note 3)          371,637           22,278         37,374
-------------------------------------------------------------------------------

                                        591,446          173,666         69,245
DEPOSITS (note 4)                       365,481            5,762          3,767
FIXED (note 5)                          220,770          265,593         40,732
-------------------------------------------------------------------------------

                                    $ 1,177,697      $   445,021      $ 113,744
===============================================================================

LIABILITIES

CURRENT
  Accounts payable and accrued
    liabilities (note 6)            $   482,413      $   387,505      $  10,053
  Customer deposits                     340,914           29,058              0
  Due to related company (note 10)      166,057           11,398         29,181
  Due to shareholders                   115,600           84,210          9,730
  Convertible loan (note 7)             500,000          500,000              0
-------------------------------------------------------------------------------

                                      1,604,984        1,012,171         48,964
DEPOSITS FROM MERCHANTS (note 8)        346,368                0              0
-------------------------------------------------------------------------------

                                      1,951,352        1,012,171         48,964
-------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIT)

COMMON STOCK, $0.01 par value;
  40,000,000 shares authorized,
  6,850,410, 6,760,410 and
  5,425,000 shares issued and
  outstanding at April 30, 1999,
  July 31, 1998 and 1997,
  respectively                           68,504           67,604         54,250

ADDITIONAL PAID-IN CAPITAL            1,052,709          897,859        498,236
ACCUMULATED DEFICIT                  (1,894,868)      (1,532,613)      (487,706)
-------------------------------------------------------------------------------

                                       (773,655)        (567,150)        64,780
-------------------------------------------------------------------------------

                                    $ 1,177,697      $   445,021       $113,744
===============================================================================

Commitments (note 9)


See notes to consolidated financial statements.                               2

CYBEROAD GAMING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED APRIL 30, 1999 AND YEARS ENDED JULY 31, 1998 AND 1997 (U.S. DOLLARS)

------------------------------------------------------------------------------------------
                                                  April 30,           July 31,
                                                    1999         1998          1997
------------------------------------------------------------------------------------------
REVENUES
  Revenue sharing                                 $  623,847     $         0   $        0
  Processing fees                                    336,197               0            0
  Marketing                                          166,955               0            0
  Software licensing                                  66,092         492,104       99,580
  Systems maintenance and other                       30,036         309,126        8,294
------------------------------------------------------------------------------------------
                                                   1,223,127         801,230      107,874
------------------------------------------------------------------------------------------

OPERATING EXPENSES
  Wages and employee benefits                        403,235         352,355       64,472
  Consulting and managements fees                    225,321         668,604      379,123
  Marketing                                          313,950         108,226            0
  Data processing                                    214,991               0            0
  Rent                                                91,592         186,422       35,241
  Financing fee                                       50,000               0            0
  Office and miscellaneous                            54,309          81,568       14,558
  Travel                                              28,577          58,907       34,041
  Telecommunications                                  27,297          53,981       11,415
  Professional fees                                   17,160          40,523       23,829
  Advertising and promotion                           10,119          23,315       13,442
  Repairs and maintenance                              9,631          61,678            0
  Bank charges and interest                            6,140           5,138        2,685
  Publications and subscriptions                       3,975           4,526        3,934
  Automobile                                           3,703           5,324        1,794
  Insurance                                            1,758           3,827          865
  Write-off receivable                                     0          29,900            0
  Amortization and depreciation                      123,534         161,843       10,181
------------------------------------------------------------------------------------------
                                                   1,585,382       1,846,137      595,580
------------------------------------------------------------------------------------------
NET LOSS                                          $ (362,225)    $(1,044,907)   $(487,706)
==========================================================================================
NET LOSS PER SHARE - BASIC AND FULLY DILUTED      $    (0.05)         $(0.19)      $(0.65)
==========================================================================================
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING      6,762,957       5,479,880      754,041
==========================================================================================

See notes to consolidated financial statements.                                3

CYBEROAD GAMING CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
NINE MONTHS ENDED APRIL 30, 1999 AND YEARS ENDED JULY 31, 1998 AND 1997 (U.S. DOLLARS)

------------------------------------------------------------------------------------------------------------------------------------
                                                                           ADDITIONAL                                   TOTAL
                                                   COMMON SHARES            PAID-IN             ACCUMULATED          STOCKHOLDERS'
                                          NUMBER            AMOUNT          CAPITAL               DEFICIT           EQUITY (DEFICIT)
------------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock
     For cash                             4,883,264         $48,832        $425,055             $         0         $  473,887
     For consulting services (note 10)      541,736           5,418          73,181                       0             78,599
Net Loss                                          0               0               0                (487,706)          (487,706)
------------------------------------------------------------------------------------------------------------------------------------
Balance, July 31, 1997                    5,425,000          54,250         498,236                (487,706)            64,780
Issuance of common stock
     For cash                                25,000             250          24,750                       0             25,000
     For consulting services (note 10)    1,310,410          13,104         374,873                       0            387,977
Net loss                                          0               0               0              (1,044,907)        (1,044,907)
------------------------------------------------------------------------------------------------------------------------------------
Balance, July 31, 1998                    6,760,410          67,604         897,859              (1,532,613)          (567,150)
Issuance of common stock
     For cash                                40,000             400         105,350                       0            105,750
     For financing fee                       50,000             500          49,500                       0             50,000
Net loss                                          0               0               0                (362,255)          (362,255)
------------------------------------------------------------------------------------------------------------------------------------
Balance, April 30, 1999                   6,850,410         $68,504      $1,052,709             $(1,894,868)        $ (773,655)
====================================================================================================================================



See notes to consolidated financial statements.                                4

CYBEROAD GAMING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED APRIL 30, 1999 AND YEARS ENDED JULY 31, 1998 AND 1997 (U.S. DOLLARS)

----------------------------------------------------------------------------------------------------------------
                                                         APRIL 30,                  JULY 31,
                                                           1999             1998             1997
----------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
     Net Loss                                           $(362,255)          $(1,044,907)      $(487,706)
     Adjustments to reconcile net loss to net cash
       used by operating activities
          Amortization and Depreciation                   123,534               161,843          10,181
          Consulting fees paid with issuance of
               common stock                                     0               387,977          78,599
          Financing fee paid with issuance of
               common stock                                50,000                     0               0
     Changes in operating assets and liabilities
          Accounts receivable                            (349,359)               15,096         (37,374)
          Deposits                                       (359,719)               (1,995)         (3,767)
          Accounts payable and accrued liabilities         94,908               377,452          10,053
          Customer deposits                               311,856                29,058               0
          Deposits from merchants                         346,368                     0               0
----------------------------------------------------------------------------------------------------------------
NET CASH USED BY OPERATING ACTIVITIES                    (144,667)              (75,476)       (430,014)
----------------------------------------------------------------------------------------------------------------
NET CASH USED BY INVESTING ACTIVITY
     Acquisition of fixed assets                          (52,865)             (386,704)        (50,913)
----------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
     Advances from related company                        128,813               (17,783)         29,181
     Advances from shareholders                            31,390                74,480           9,730
     Proceeds from convertible loan                             0               500,000               0
     Issuance of common stock                             105,750                25,000         473,887
----------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                 265,953               581,697         512,798
----------------------------------------------------------------------------------------------------------------
INCREASE IN CASH                                           68,421               119,517          31,871
CASH, BEGINNING OF PERIOD                                 151,388                31,871               0
----------------------------------------------------------------------------------------------------------------
CASH, END OF PERIOD                                     $ 219,809           $   151,388       $  31,871
----------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL INFORMATION
     Income taxes paid                                  $       0           $         0       $       0
     Interest paid                                              0                     0               0
     Non-cash investing activity
          equipment leasing                                25,846                     0               0
===============================================================================================================

See notes to consolidated financial statements.                                5

CYBEROAD GAMING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED APRIL 30, 1999 AND YEARS ENDED JULY 31, 1998 AND 1997 (U.S. DOLLARS)

-------------------------------------------------------------------------------

1.   ORGANIZATION AND BUSINESS

     Cyberoad Gaming Corporation ("the Company") was incorporated under the International Business Companies Act of the Laws of St. Kitts and Nevis on June 11, 1997.

     The Company's principal business is the development of internet gaming software, the licensing of the software to other companies and online financial transactions processing facility through its wholly-owned subsidiary, eBanx Ltd. During the period ended April 30, 1999, the Company also began to operate an internet data processing and call centre based in Costa Rica.

     Effective May 1, 1999 the Company's revenues from these sources has been eliminated as a result of assignment and sale agreements outlined in note 14 below.

2.   SIGNIFICANT ACCOUNTING POLICIES

     (a)  Principles of consolidation

          These financial statements include the accounts of the Company and its wholly-owned subsidiaries, Sistemas de Informacion Technologia ("SIT"), Informacion y Technologia Canadiense ("ITC"), Costa Rica Corporations, and eBanx Ltd. ("eBanx"), a Nevada Corporation. All significant intercompany balances and transactions have been eliminated.

     (b)  Financial instruments

          The Company's financial instruments consist of accounts receivable, deposits, accounts payable and accrued liabilities, customer deposits, deposits from merchants, convertible loan and due to shareholders. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values unless otherwise noted.

     (c)  Foreign operations and concentrations

          The U.S. dollar is considered the functional currency for SIT, ITC and eBanx. Accordingly, the monetary assets and liabilities of these entities have been remeasured using the current rates of exchange and nonmonetary assets have been remeasured using the appropriate historical rates of exchange. Gains and losses from this translation practice have not been significant and have been accounted for in the statement of operations. Comprehensive loss would be approximately the same as reported in these financial statements which give effect to the translation of the financial statements of these entities on the aforementioned basis.

CYBEROAD GAMING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED APRIL 30, 1999 AND YEARS ENDED JULY 31, 1998 AND 1997 (U.S. DOLLARS)

------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (d)  Fixed assets

          Fixed assets are carried at cost less accumulated amortization and depreciation. Amortization and depreciation of fixed assets are calculated at the following annual rates (commencing when the assets are put into use):

           Computer software and license         - 50% Straight-line
           Computer equipment                    - 30% Declining balance
           Furniture, fixtures and equipment     - 30% Declining balance
           Leased equipment                      - 30% Declining balance

     (e)  Revenue recognition

          Gross gaming revenue is recognized when the sports games being wagered on have been completed. Software licensing revenue is recognized upon the finalization of licensing agreements. Systems maintenance revenue is recognized when services have been rendered.

          In May 1997 a Statement of Position "Software Revenue Recognition (SOP 97-2) was issued. SOP 97-2 provides revised and expanded guidance on software revenue recognition and applies to all entities that earn revenue from licensing, selling or otherwise marketing computer software. SOP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997. The application of SOP 97-2 has not had a material impact on the Company's results of operations.

     (f)  Net loss per share

          Net loss per share computations are based on the weighted average number of common shares outstanding during the year. Diluted loss per share has not been presented separately, as the outstanding stock options, warrants and shares issuable on convertible debt are anti-dilutive for each of the periods presented.

     (g)  Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CYBEROAD GAMING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED APRIL 30, 1999 AND YEARS ENDED JULY 31, 1998 AND 1997 (U.S. DOLLARS)

================================================================================

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (h)     Regulation risk

             The Company intends to provide its services in jurisdiction that do not prohibit gaming over the Internet. There can be no assurance that the Company will be able to comply with future government regulations that will affect gaming operations in a significant number of international jurisdictions. Costa Rica has laws prohibiting gaming offered to residents of Costa Rica. As a result, the Company's Costa Rica based operations only offer to subscribers outside of Costa Rica.

3.   ACCOUNTS RECEIVABLE

     Accounts receivable includes $14,692 due from a shareholder at April 30, 1999 ($20,634 July 31, 1998; nil at July 31, 1997) and $18,995 due from a related company at April 30, 1999 (nil at July 31, 1998 and 1997).

4.   DEPOSITS

     Deposits are comprised of funds that have been withheld by banks and credit card processors.

5.   FIXED ASSETS

     ===========================================================================
                                                            1999
     ---------------------------------------------------------------------------
                                                        Accumulated
                                                       Amortization
                                                            and
                                            Cost       Depreciation       Net
     ---------------------------------------------------------------------------
     Computer software and license        $181,059        $151,924      $ 29,135
     Computer equipment                    241,175         105,295       135,880
     Furniture, fixtures and equipment      68,248          32,523        35,725
     Leased equipment (note 10)             25,846           5,816        20,030
     ---------------------------------------------------------------------------

                                          $516,328        $295,558      $220,770
     ===========================================================================

     ===========================================================================
                                                            1998
     ---------------------------------------------------------------------------
                                                        Accumulated
                                           Cost        Depreciation        Net
     ---------------------------------------------------------------------------
     Computer software                   $168,053         $ 84,027      $ 84,026
     Computer equipment                   204,085           65,846       138,239
     Furniture, fixtures and equipment     65,479           22,151        43,328
     ---------------------------------------------------------------------------

                                         $437,617         $172,024      $265,593
     ===========================================================================

CYBEROAD GAMING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED APRIL 30, 1999 AND YEARS ENDED JULY 31, 1998 AND 1997
(U.S. DOLLARS)
--------------------------------------------------------------------------------

5.   FIXED ASSETS (Continued)

     ==========================================================================================================================
                                                                             1997
     --------------------------------------------------------------------------------------------------------------------------
                                                                          ACCUMULATED
                                                         COST            DEPRECIATION             NET
     --------------------------------------------------------------------------------------------------------------------------

     Computer equipment                                $ 33,006           $    6,600          $   26,406
     Furniture, fixtures and
       equipment                                         17,907                3,581              14,326
     --------------------------------------------------------------------------------------------------------------------------
                                                       $ 50,913           $   10,181          $   40,732
     ==========================================================================================================================

6.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     ==========================================================================================================================
                                                         1999                1998                1997
     --------------------------------------------------------------------------------------------------------------------------
     Trade payables                                    $480,594           $ 387,505           $  10,053
     Payroll and social taxes                             1,819                   0                   0
     --------------------------------------------------------------------------------------------------------------------------
                                                       $482,413           $ 387,505           $  10,053
     ==========================================================================================================================

7.   CONVERTIBLE LOAN

     The convertible loan is non-interest bearing and is payable upon demand within ten business days.

     As consideration for the loan, the lender received options to purchase 500,000 of the Company's common shares. Each option entitles the holder to purchase one common share at a price of $1 per share.

     In addition to the options issued, the loan has a convertible feature essentially allowing the lender to convert the loan into common shares of the Company if the Company decides to repay the loan.

8.   DEPOSITS FROM MERCHANTS

     Deposits from merchants are funds withheld by the Company to cover potential chargebacks and losses.

CYBEROAD GAMING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED APRIL 30, 1999 AND YEARS ENDED JULY 31, 1998 AND 1997 (U.S. DOLLARS)

================================================================================

9.    COMMITMENTS

      (a) The Company is committed to the following rental payments for office premises for fiscal years ending July 31:

            ====================================================================
             1999                                                 $  28,000
             2000                                                    97,000
             2001                                                   133,000
             2002                                                   133,000
             2003                                                    37,000
            --------------------------------------------------------------------

                                                                  $ 428,000
            ====================================================================

      (b) The Company is required to pay 5% royalty on net wins (as defined) in respect to computer software under license to the Company.

      (c) The Company has committed to fund any short fall of website generated revenues which do not meet the costs of a marketing plan for website revenue generation (note 14).

10.   RELATED PARTY TRANSACTIONS

      (a) The Company has entered into certain agreements effective May 1, 1999 with Cyberoad.com (Isle of Man) Limited ("IOM") detailed in note 14. The parent of IOM is Cyberoad.Com Corporation, a Florida corporation whose shares are publicly traded.

      (b)   Accounts receivable at April 30, 1999 includes $18,995 due from IOM.

      (c)   The Company paid related parties the following amounts:

      ==========================================================================
                                            1999          1998          1997
      --------------------------------------------------------------------------
       Consulting and management fees
         For cash                         $129,450      $118,344      $ 93,679
         For shares                              0       387,977        78,599
       Rent                                  6,863         2,120        20,181
       Professional fees                         0        14,880         3,000
       Telecommunications                        0             0         7,007
      --------------------------------------------------------------------------

                                          $136,313      $523,321      $202,466
      ==========================================================================

      The above transactions were completed in the normal course of operations on normal market terms and were recorded at fair market value as estimated by management.

CYBEROAD GAMING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED APRIL 30, 1999 AND YEARS ENDED JULY 31, 1998 AND 1997 (U.S. DOLLARS)

-------------------------------------------------------------------------------

10.  RELATED PARTY TRANSACTIONS (Continued)

     (d) A related Company incurs expenditures and receives funds on behalf of the Company. This included $25,846 in 1999 in respect to certain computer equipment acquired by the related company under capital lease arrangements with third party suppliers which has been capitalized as leased equipment (note 5). The minimum lease payments under these capital leases are as follows:

          ---------------------------------------------------------------------------------
           1999                                                              $   2,582
           2000                                                                 10,328
           2001                                                                 10,328
           2002                                                                  7,645
          ---------------------------------------------------------------------------------
                                                                                30,883
           Less: Interest                                                       (8,665)
          ---------------------------------------------------------------------------------

           Present value of minimum future obligations                       $  22,218
          ---------------------------------------------------------------------------------

11.  DIRECTORS, OFFICERS AND EMPLOYEE STOCK OPTION PLAN

     (a) The Company has granted stock options to several directors and officers as follows:

         ----------------------------------------------------------------------------------
           EXPIRY DATE                                        NUMBER OF COMMON SHARES
         ----------------------------------------------------------------------------------
                                   EXERCISE
                                     PRICE        1999            1998            1997
         ----------------------------------------------------------------------------------
           February 1, 2002          $0.25        400,000         400,000         400,000
           May 5, 2002               $1.00        100,000         100,000         100,000
           September 3, 2002         $1.00        300,000         300,000               0
           November 7, 2002          $1.00        500,000         500,000               0
           No expiry date            $0.25        400,000         400,000         400,000
         ----------------------------------------------------------------------------------
           Total outstanding                    1,700,000       1,700,000         900,000
         ----------------------------------------------------------------------------------

     (b)  The Company has granted options to employees as follows:

         ----------------------------------------------------------------------------------
                                                  1999            1998            1997
                                                 OPTIONS         OPTIONS         OPTIONS
         ----------------------------------------------------------------------------------
           Outstanding,
            beginning of year                     580,000         100,000               0
           Granted                                      0         480,000         100,000
         ----------------------------------------------------------------------------------
           Outstanding,
            end of year                           580,000         580,000         100,000
         ----------------------------------------------------------------------------------
           Exercisable,
            end of year                           224,791          31,250               0
         ----------------------------------------------------------------------------------

CYBEROAD GAMING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED APRIL 30, 1999 AND YEARS ENDED JULY 31, 1998 AND 1997 (U.S. DOLLARS)

--------------------------------------------------------------------------------
11.   DIRECTORS, OFFICERS AND EMPLOYEE STOCK OPTION PLAN (Continued)

            The above options granted are all exercisable at $1 per share upon vesting of these options. In accordance with the stock option plan, 25% of the options granted to an employee becomes vested after the completion of 1 year of service with the Company. The remaining 75% becomes vested monthly until the end of the 36th month when all the options become fully vested.

            There are no specified expiration dates on the options. However, the options become unexercisable after the employee's cessation of service with the Company.

            As at April 30, 1999, 580,000 options are outstanding with 224,791 options being vested. No options have been exercised since the inception of the plan.

            Pro-forma net loss per share has not been provided as the effect on operations would not be significant using FASB 123.

12.   WARRANTS

      The Company has 12,500 (1998 - 12,500; 1997 - 12,500) warrants outstanding exercisable at $1.50 per warrant. Each warrant entitles the holder to purchase 2 common shares. The warrants expire on July 12, 2000.

13.   YEAR 2000 ISSUE (Unaudited)

      The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the Year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. While the Company has a plan to address the Year 2000 Issue, it is not possible to be certain that all aspects of the issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

CYBEROAD GAMING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED APRIL 30, 1999 AND YEARS ENDED JULY 31, 1998 AND 1997
(U.S. DOLLARS)
-------------------------------------------------------------------------------

14.  SUBSEQUENT EVENTS

     By assignment agreement with Cyberoad.Com (Isle of Man) Limited effective April 19, 1999 and amended to take effect May 1, 1999, the Company assigned 100% ownership of SIT and ITC and all of its rights, title and interest in and to the software product known as "CR Netbook" including source code for the software, worldwide copyrights, all software modules that make up the "CR Netbook" system, all user documentation, and the trademark to the name "CR Netbook." Consideration for the assignment is $30,000, the grant of a two site licence by the Assignee, and the right to use the software "CR Netbook".

     By agreements effective April 19, 1999, the Company assigned all of its rights, title and interest as well as its obligations and responsibilities in two operating, revenue sharing and management agreements which had been entered into with third parties in prior years. Consideration was $20,000.

     The Company has also contracted for marketing and management services from the assignee in the above two agreements, and a related party, relating to the Company's Sportsbook and Casino website (www.thebigbook.com) known as the Bigbook and Casino. This agreement is for five years and is renewable annually thereafter. All initial costs of the marketing plan are the responsibility of the service provider who may, in consideration thereof, purchase the website and all rights thereto for $2000,000 during the initial term of the agreement. All revenues generated from the website in the initial five year term shall be applied to the marketing plan. Any shortfall is to be contributed monthly by the Company when so advised.

     By agreement effective July 8, 1999, the Company sold 100% of all rights of ownership of the eBanx.com trademark, the domain name, intellectual property including eBanx systems and software and eBanx operations including assets and liabilities to eBanx.com (Isle of Man) Limited. Consideration was $50,000.

     As a result of the above agreements, the Company will have no ongoing operations.

                                TABLE OF CONTENTS


Prospectus Summary .................................      2
Risk Factors .......................................      5
Use of Proceeds ....................................     11
Dividend Policy ....................................     11
Determination of the Offering Price ................     11
Price Range of Common Stock ........................     13
Capitalization .....................................     13
Selected Consolidated Financial Data ...............     14
Management's Discussion and Analysis
Of Financial Condition and Results of
Operations .........................................     16
Business ...........................................     20
Management .........................................     29
Certain Relationships and Related
Transactions .......................................     33
Principal and Selling Stockholders .................     34
Plan of Distribution ...............................     36
Description of Capital Stock .......................     37
Disclosure of Commission Position on
Indemnification for Securities Act
Liabilities ........................................     37
Legal Matters ......................................     38
Experts ............................................     38
Where You Can Find More Information ................     38
Index to Consolidated Financial Statements .........     39


UNTIL ___________, 2000, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II.             INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

cyberoad.com's Articles of Incorporation, as amended, provide that in our Bylaws, we shall have the power to indemnify our directors and executive officers and any of our other officers, employees and agents against any contingency or peril, as may be determined to be in the best interests of cyberoad.com. Our Articles of Incorporation, as amended, also empower us to purchase insurance on behalf of any person whom we are required or permitted to indemnify. To date, cyberoad.com has not entered into indemnification agreements with any of its directors, executive officers, or any other officer, employee or agent. In addition, to date, cyberoad.com has not purchased insurance policies under these indemnification provisions.

Florida General Corporation Act section 607.014 states that:

A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with any such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Any indemnification, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made by any of: majority vote of a quorum of the board of directors (consisting of directors who were not parties to such proceeding); by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding; independent legal counsel; or the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding.

Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible.

Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation.

The indemnification and advancement of expenses are not exclusive, and a corporation may make any other further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. However, indemnification shall not be made to or on behalf of any director, officer, employee, or agent if a judgment establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute any of: a violation of the criminal law; a transaction from which the director, officer, employee, or agent derived an improper personal benefit; a circumstance where the liability provisions of section 607.144 apply; or willful misconduct or a conscious disregard for the best interests of the corporation.

Indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in a specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction.

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

If any expenses or other amounts are paid by way of indemnification otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the time of delivery to shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

ITEM 25.              OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the offering are as follows:


                                                                      Amount
                                                                     -------
Registration Fee Under Securities Act of 1933 ..................     $ 4,044

NASD Filing Fee ................................................     $     *

Blue Sky Fees and Expenses .....................................     $10,000

Printing and Engraving Certificates ............................     $     *

Legal Fees and Expenses ........................................     $30,000

Accounting Fees and Expenses ...................................     $18,000

Registrar and Transfer Agent Fees ..............................     $     *

Miscellaneous Expenses .........................................     $     *

        Total ..................................................     $62,044

----------

* Not applicable or none.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

        The Registrant has sold and issued the following securities since June 23, 1988 (inception):

        Since April 1, 1999, we have granted options to purchase 1,743,625 shares of common stock to a total of 40 employees, consultants and non-employee directors at weighted average exercise price of $1.545 per share pursuant to the 1999 Stock Option Plan. The sale of these securities was deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

        On February 28, 1989, we issued an aggregate of 5,000,000 shares of common stock to the sole stockholder and director of Registrant. The issuance of these securities was exempt from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereof.

        On November 11, 1999 we issued 8,659,650 shares of common stock to Cyberoad Ireland Ltd., a non "U.S. Person" as defined under Regulation S of the Securities Act, in exchange for 100% of the issued and outstanding shares of capital stock of Cyberoad.com (Isle of Man) Limited in compliance with Regulation S.

        On July 14, 1999, we issued 1,400,000 shares of Common Stock to eight non "U.S. Persons" as defined in Regulation S promulgated under the Securities Act of 1933, as amended, for a purchase price of $2,002,000. In connection with this transaction, we issued to Thomson Kernaghan an option to purchase up to 200,000 shares of common stock at a per share exercise price equal to $1.00. The issuance of these securities was made in compliance with Regulation S.

        On November 11, 1999, we issued 648,859 shares of Common Stock to five non "U.S. Persons" as defined in Regulation S promulgated under the Securities Act of 1933, as amended, for a purchase price of $2,271,007. In connection with this transaction, we issued to Thomson Kernaghan an option to purchase up to 64,886 shares of common stock at a per share exercise price equal to $3.50. The issuance of these securities was made in compliance with Regulation S.

        On November 11, 1999, we issued an aggregate of 1,500,000 shares of common Stock to three non "U.S. Persons" as defined in Regulation S promulgated under the Securities Act of 1933, as amended, in exchange for 100% of the outstanding capital stock of Ecomm Relationship Technologies Limited, formally known as Banx.com (Isle of Man) Limited. The issuance of these securities was made in compliance with Regulation S of the Securities Act.

        The recipients of securities in transactions exempt under Section 4(2) of the Securities Act represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients either received adequate information about the Company or had adequate access, through their relationships with the Company, to such information.

        The securities issued in compliance with Regulation S were offered and sold in an offshore transaction and there were no directed selling efforts made within the United States by the Company, any distributor, any of their affiliates or any other persons acting on their behalf, as those terms are defined under Regulation S. The Registrant implemented offering restrictions in connection with the issuance of the securities and to the knowledge of the Registrant, the offer and sale of the securities was not made to a U.S. Person, as defined under Regulation S.

ITEM 27.              EXHIBITS

Exhibit Number        Exhibit Description

3.1                   Articles of Incorporation

3.2                   By-laws

5.1                   Opinion of Counsel*

10.1 Amended and Restated Nonexclusive License Agreement effective as of March 5, 1998 by and between Internet Wagering Systems and Cyberoad Gaming Company*

10.2 Amended and Restated Operating and Revenue Sharing Management Services Agreement effective as of March 13, 1998 by and between Internet Wagering Systems and Cyberoad Gaming Company*

10.3 Assignment Agreement dated April 19, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.4 Amendment to the Assignment Agreement dated October 18, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.5                  Amended and Restated Operating, License, Revenue
                      Sharing and Management Services Agreement effective as of May 5, 1998 by and between Asanol Management Corporation and Cyberoad Gaming Company*

10.6 Assignment Agreement dated April 19, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.7 Amendment to the Assignment Agreement dated October 18, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.8 Termination to Amended Assignment Agreement dated September 1, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.9 Amendment to Schedule "A" of the Grand Prix Operating, License, Revenue Sharing and Management Services Agreement dated as of September 1, 1999, between Cyberoad Gaming Corporation and Asanol Management Corporation*

10.10 Amendment to the Grand Prix Operating, License, Revenue Sharing and Management Services Agreement dated as of September 1, 1999, between Cyberoad Gaming Corporation and Asanol Management Corporation*

10.11 Amended and Restated Software License Agreement effective as of October 15, 1998 by and between Nordic Investment Group and Cyberoad Gaming Corporation*

10.12 Assignment Agreement dated as of July 15, 1999 by and between Cyberoad Gaming Company and Cyberoad.com (Isle of
                      Man) Ltd.

10.13 Amendment to the Assignment Agreement dated October 18, 1999 by and between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.14 Assignment Agreement and License dated April 19, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of
                      Man) Ltd.

10.15 Amendment to Assignment Agreement and License dated June 11, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.16 Revised Amendment to the Assignment Agreement and License dated October 18, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.17 Non-Exclusive License Agreement dated April 19, 1999 by and between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.18 Amendment to the Non-Exclusive License Agreement dated October 18, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.19 Amended and Restated Operating and Revenue Sharing Management Services Agreement effective as of April 19, 1999 by and between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.*

10.20 Amendment to the Grand Prix Operating, License, Revenue Sharing and Management Services Agreement dated as of September 1, 1999, between Asanol Management Corporation and Cyberoad Gaming Company*

10.21 Transfer Agreement dated September 1, 1999 between Asanol Management Corporation and Cyberoad Gaming Company*

10.22 Website Marketing Agreement dated April 19, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.23 Amendment to the Website Marketing Agreement dated October 18, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.24 Software Support Agreement dated April 19, 1999 between Cyberoad.com (Isle of Man) Ltd. and Calvex International

10.25 Amendment to the Software Support Agreement dated October 18, 1999 between Cyberoad.com (Isle of Man) Ltd. and Calvex International

10.26 Sale of Rights Agreement dated May 1, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.27 Sale of Rights Agreement dated July 8, 1999 between Cyberoad Gaming Company and eBanx.com (Isle of Man) Limited

10.28 Transfer Agreement dated May 20, 1999 between eBanx.com (Isle of Man) Limited and Cyberoad Gaming Company

10.29 Services Agreement dated April 19, 1999 between Cyberoad.com (Isle of Man) Ltd. and eBanx.com (Isle of
                      Man) Limited

10.30 Amendment to the Services Agreement dated October 18, 1999 between Cyberoad.com (Isle of Man) Ltd. and eBanx.com (Isle of Man) Limited

10.31 Services Agreement dated as of December 31, 1999 between the cyberoad.com Corporation and Kazootek Technologies Inc.

10.32 Employment Agreement, dated as of December 6, 1999 between Paul Mari and Kazootek.com Technologies Inc.

10.33 Employment Agreement, dated as of October 12, 1999 between Eric Chan and Kazootek.com Technologies Inc.

10.34 Employment Agreement, dated as of September 23, 1999 between Krista Wilson and Kazootek.com Technologies Inc.

10.35 Consulting Agreement, dated as of November 15, 1999 between Cyberoad.com (Isle of Man) Ltd. and Calvin Ayre

10.36 Engagement Letter dated October 25, 1999 between cyberoad.com Corporation and Intrastate Registered Agent Corporation

10.37 Revolving Line of Credit Agreement dated as of December 10, 1999 between El Moro Finance Ltd, Cyberoad.com (Isle of Man) Ltd., Ecomm Relationship Technologies Ltd, cyberoad.com Corporation, and Kazootek.com Technologies Inc.

10.38                 cyberoad.com Corporation Stock Award Plan

10.39                 Form of Non-Statutory Stock Option Agreement

10.40 Shares for Debt Settlement Agreement dated as of May 1, 1999 between Cyberoad Gaming Company, eBanx.com (Isle of
                      Man) Limited and Asanol Management Corporation

10.41 Assignment dated as of February 11, 2000, between Cyberoad.com (Ireland) and CIOM, whereby Cyberoad.com (Ireland) assigns to Cyberoad.com (Isle of Man) Ltd. all rights and interests in the Community Trademark Applications for CYBEROAD and CYBEROAD.COM

10.42 Letter of Employment dated February 7, 2000, between Kazootek.com and Stig Lyren

10.43 Agency Agreement dated November 11, 1999 between cyberoad.com Corporation and Thomson Kernaghan & Co. Limited

10.44 Option to purchase common shares of cyberoad.com Corporation dated November 11, 1999 issued to Thomson Kernaghan & Co. Limited

10.45 Agency Agreement dated July 14, 1999 between cyberoad.com Corporation and Thomson Kernaghan & Co. Limited*

10.46 Option to purchase common shares of cyberoad.com Corporation dated June 30, 1999 issued to Thomson Kernaghan & Co. Limited

10.47 Share Purchase Agreement effective as of November 11, 1999 between Cyberoad.com (Isle of Man) Ltd., cyberoad.com Corporation, Aundyr Enmyn Limited, IFG International (Nominees) Limited, Aundyr Trust Company Ltd. and eBanx.com (Isle of Man) Ltd.*

10.48 Agreement for the Exchange of Common Stock dated April 15, 1999 by and among LAL Ventures Corp., Eric P. Littman, and Cyberoad.com Limited, a corporation organized under the laws of Ireland

10.49 Amendment to Agreement for the Exchange of Common Stock executed as of October 28, 1999 between cyberoad.com Corporation (formerly known as LAL Ventures Corp.) and Cyberoad.com Limited, a corporation organized under the laws of Ireland

21.1                  Subsidiaries of the Registrant

23.1                  Consent of Accountants

23.2                  Consent of Attorneys*

24.1                  Power of Attorney (included on signature page)

27.1                  Financial Data Schedule

-------------------
*To be filed by Amendment.


ITEM 28.              UNDERTAKINGS

The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

               (iii) Include any additional or changed material information on the plan of distribution;

        (2) That, for the purposes of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of the appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                          SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in SAN JOSE, COSTA RICA, on February 21, 2000.

                                           cyberoad.com Corporation


                                           By:   /s/ JOHN COFFEY
                                                 -------------------------------
                                                   John Coffey
                                                   President and Director



                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints John Coffey and Krista Wilson, and each of them as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


               SIGNATURE                    TITLE                       DATE
               ---------                    -----                       ----
/s/ STIG LYREN                      Chief Financial Officer             February 21, 2000
---------------------------------
Stig Lyren


/s/ JOHN COFFEY                     President and Director              February 21, 2000
---------------------------------
John Coffey


/s/ BRENT COROBOTIUC                Director                            February 21, 2000
---------------------------------
Brent Corobotiuc

                                 EXHIBIT INDEX

3.1    Articles of Incorporation

3.2    By-laws

5.2    Opinion of Counsel*

10.1 Amended and Restated Nonexclusive License Agreement effective as of March 5, 1998 by and between Internet Wagering Systems and Cyberoad Gaming Company*

10.2 Amended and Restated Operating and Revenue Sharing Management Services Agreement effective as of March 13, 1998 by and between Internet Wagering Systems and Cyberoad Gaming Company*

10.3 Assignment Agreement dated April 19, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.4 Amendment to the Assignment Agreement dated October 18, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.5 Amended and Restated Operating, License, Revenue Sharing and Management Services Agreement effective as of May 5, 1998 by and between Asanol Management Corporation and Cyberoad Gaming Company*

10.6 Assignment Agreement dated April 19, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.7 Amendment to the Assignment Agreement dated October 18, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.8 Termination to Amended Assignment Agreement dated September 1, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.9 Amendment to Schedule "A" of the Grand Prix Operating, License, Revenue Sharing and Management Services Agreement dated as of September 1, 1999, between Cyberoad Gaming Corporation and Asanol Management Corporation*

10.10 Amendment to the Grand Prix Operating, License, Revenue Sharing and Management Services Agreement dated as of September 1, 1999, between Cyberoad Gaming Corporation and Asanol Management Corporation*

10.11 Amended and Restated Software License Agreement effective as of October 15, 1998 by and between Nordic Investment Group and Cyberoad Gaming Corporation*

10.12 Assignment Agreement dated as of July 15, 1999 by and between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.13 Amendment to the Assignment Agreement dated October 18, 1999 by and between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.14 Assignment Agreement and License dated April 19, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.15 Amendment to Assignment Agreement and License dated June 11, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.16 Revised Amendment to the Assignment Agreement and License dated October 18, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.17 Non-Exclusive License Agreement dated April 19, 1999 by and between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.18 Amendment to the Non-Exclusive License Agreement dated October 18, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.19 Amended and Restated Operating and Revenue Sharing Management Services Agreement effective as of April 19, 1999 by and between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.*

10.20 Amendment to the Grand Prix Operating, License, Revenue Sharing and Management Services Agreement dated as of September 1, 1999, between Asanol Management Corporation and Cyberoad Gaming Company*

10.21 Transfer Agreement dated September 1, 1999 between Asanol Management Corporation and Cyberoad Gaming Company*

10.22 Website Marketing Agreement dated April 19, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.23 Amendment to the Website Marketing Agreement dated October 18, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.24 Software Support Agreement dated April 19, 1999 between Cyberoad.com (Isle of Man) Ltd. and Calvex International

10.25 Amendment to the Software Support Agreement dated October 18, 1999 between Cyberoad.com (Isle of Man) Ltd. and Calvex International

10.26 Sale of Rights Agreement dated May 1, 1999 between Cyberoad Gaming Company and Cyberoad.com (Isle of Man) Ltd.

10.27 Sale of Rights Agreement dated July 8, 1999 between Cyberoad Gaming Company and eBanx.com (Isle of Man) Limited

10.28 Transfer Agreement dated May 20, 1999 between eBanx.com (Isle of Man) Limited and Cyberoad Gaming Company

10.29  Services Agreement dated April 19, 1999 between Cyberoad.com (Isle of
       Man) Ltd. and eBanx.com (Isle of Man) Limited

10.30 Amendment to the Services Agreement dated October 18, 1999 between Cyberoad.com (Isle of Man) Ltd. and eBanx.com (Isle of Man) Limited

10.31 Services Agreement dated as of December 31, 1999 between the cyberoad.com Corporation and Kazootek Technologies Inc.

10.32 Employment Agreement, dated as of December 6, 1999 between Paul Mari and Kazootek.com Technologies Inc.

10.33 Employment Agreement, dated as of October 12, 1999 between Eric Chan and Kazootek.com Technologies Inc.

10.34 Employment Agreement, dated as of September 23, 1999 between Krista Wilson and Kazootek.com Technologies Inc.

10.35 Consulting Agreement, dated as of November 15, 1999 between Cyberoad.com (Isle of Man) Ltd. and Calvin Ayre

10.36 Engagement Letter dated October 25, 1999 between cyberoad.com Corporation and Intrastate Registered Agent Corporation

10.37 Revolving Line of Credit Agreement dated as of December 10, 1999 between El Moro Finance Ltd, Cyberoad.com (Isle of Man) Ltd., Ecomm Relationship Technologies Ltd, cyberoad.com Corporation, and Kazootek.com Technologies Inc.

10.38  cyberoad.com Corporation Stock Award Plan

10.39  Form of Non-Statutory Stock Option Agreement

10.40 Shares for Debt Settlement Agreement dated as of May 1, 1999 between Cyberoad Gaming Company, eBanx.com (Isle of Man) Limited and Asanol Management Corporation

10.41 Assignment dated as of February 11, 2000, between Cyberoad.com (Ireland) and CIOM, whereby Cyberoad.com (Ireland) assigns to Cyberoad.com (Isle of Man) Ltd. all rights and interests in the Community Trademark Applications for CYBEROAD and CYBEROAD.COM

10.42 Letter of Employment dated February 7, 2000, between Kazootek.com and Stig Lyren

10.43 Agency Agreement dated November 11, 1999 between cyberoad.com Corporation and Thomson Kernaghan & Co. Limited

10.44 Option to purchase common shares of cyberoad.com Corporation dated November 11, 1999 issued to Thomson Kernaghan & Co. Limited

10.45 Agency Agreement dated July 14, 1999 between cyberoad.com Corporation and Thomson Kernaghan & Co. Limited*

10.46 Option to purchase common shares of cyberoad.com Corporation dated June 30, 1999 issued to Thomson Kernaghan & Co. Limited

10.47 Share Purchase Agreement effective as of November 11, 1999 between Cyberoad.com (Isle of Man) Ltd., cyberoad.com Corporation, Aundyr Enmyn Limited, IFG International (Nominees) Limited, Aundyr Trust Company Ltd. and eBanx.com (Isle of Man) Ltd.*

10.48 Agreement for the Exchange of Common Stock dated April 15, 1999 by and among LAL Ventures Corp., Eric P. Littman, and Cyberoad.com Limited, a corporation organized under the laws of Ireland

10.49 Amendment to Agreement for the Exchange of Common Stock executed as of October 28, 1999 between cyberoad.com Corporation (formerly known as LAL Ventures Corp.) and Cyberoad.com Limited, a corporation organized under the laws of Ireland

21.1   Subsidiaries of the Registrant

23.1   Consent of Accountants

23.2   Consent of Attorneys*

24.1   Power of Attorney (included on signature page)

27.1   Financial Data Schedule

-------------------
*To be filed by Amendment.